                                                      REGISTRATION NO. 333-

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SALOMON SMITH BARNEY HOLDINGS INC.                     DELAWARE                               22-1660266
TARGETS TRUST II                                       DELAWARE                               13-7180827
TARGETS TRUST III                                      DELAWARE                               13-7180828
TARGETS TRUST IV                                       DELAWARE                               13-7180829
TARGETS TRUST V                                        DELAWARE                               13-7180831
TARGETS TRUST VI                                       DELAWARE                               13-7180832
(EXACT NAME OF REGISTRANT AS                (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
SPECIFIED IN CHARTER)                       INCORPORATION OR ORGANIZATION)              IDENTIFICATION NUMBER)

                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                            JOAN GUGGENHEIMER, ESQ.
                                GENERAL COUNSEL
                       SALOMON SMITH BARNEY HOLDINGS INC.
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                WITH COPIES TO:

                STEPHANIE B. MUDICK, ESQ.                                     ALAN L. BELLER, ESQ.
                      CITIGROUP INC.                                   CLEARY, GOTTLIEB, STEEN & HAMILTON
                   153 EAST 53RD STREET                                        ONE LIBERTY PLAZA
                 NEW YORK, NEW YORK 10043                                   NEW YORK, NEW YORK 10006

    Approximate date of commencement of proposed sale to public: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by Salomon Smith Barney Holdings Inc. and the Underwriters in light of market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                   TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM                     AMOUNT OF
                SECURITIES TO BE REGISTERED                     AGGREGATE OFFERING PRICE(1)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Targeted Growth Enhanced Terms Securities of the
  Trusts(2).................................................
------------------------------------------------------------------------------------------------------------------------------
Forward Contracts of Salomon Smith Barney Holdings
  Inc.(2)...................................................
------------------------------------------------------------------------------------------------------------------------------
Guarantees of Salomon Smith Barney Holdings Inc. with
  respect to the Targeted Growth Enhanced Terms Securities
  of the Trusts(3)..........................................
------------------------------------------------------------------------------------------------------------------------------
        Totals..............................................           $250,000,000                        $69,500
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2) Subject to the Proposed Maximum Aggregate Offering Price, there is being registered hereunder an indeterminate number of Targeted Growth Enhanced Terms Securities ("TARGETS") of TARGETS Trust II, TARGETS Trust III, TARGETS Trust IV, TARGETS Trust V and TARGETS Trust VI (each, a "Trust") and Forward Contracts of Salomon Smith Barney Holdings Inc. as may from time to time be issued at indeterminate prices. Includes TARGETS which may be purchased by underwriters to cover over-allotments, if any.

(3) Includes the rights of holders of the TARGETS under any Guarantees and certain back-up undertakings, comprised of the obligations of Salomon Smith Barney Holdings Inc. to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the TARGETS) and such obligations of Salomon Smith Barney Holdings Inc. as set forth in the Amended and Restated Declaration of Trust of each Trust and the related Indenture, in each case as further described in the Registration Statement. The Guarantees, when taken together with Salomon Smith Barney Holdings Inc.'s obligations under the Forward Contracts, the related Indenture and the Amended and Restated Declaration of Trust, will provide a full and unconditional guarantee by Salomon Smith Barney Holdings Inc. of the Trusts' obligations under the TARGETS. No separate consideration will be received for any Guarantees or such back-up obligations.

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

[Background of cover page: Salomon Smith Barney trading floor]


                 SUBJECT TO COMPLETION, DATED FEBRUARY 3, 1999

                                                                      PROSPECTUS

                       TARGETS
                    TRUST [II]
                 -------------
               TARGETED GROWTH   With respect to the Common Stock of
     ENHANCED TERMS SECURITIES
                  (TARGETS(R))   Due on
                                 $    per TARGETS

                                 Guaranteed to the extent explained in
                                 this Prospectus by
                                 Salomon Smith Barney Holdings Inc.


- Preferred securities of a trust paying:
  1. Quarterly distributions in the amount of $     , and
  2. A maturity payment based on the market price of the common stock of


- We will apply to list the TARGETS on the Chicago Board Options Exchange
  (CBOE) under the symbol "   ."

INVESTING IN THE TARGETS INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the TARGETS or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                             Per TARGETS    Total
----------------------------------------------------------------------------
Public Offering Price                        $              $
----------------------------------------------------------------------------
Underwriting Discount                        $              $
----------------------------------------------------------------------------
Proceeds to the Trust (before expenses)      $              $
----------------------------------------------------------------------------

The Trust has granted to the Underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase additional TARGETS at the public offering price less the underwriting discount.

                              SALOMON SMITH BARNEY
                              --------------------
                              A member of citigroup [graphic]

          , 1999

             TARGETS(R) (TARGETED GROWTH ENHANCED TERMS SECURITIES)

TARGETS are preferred securities issued by a trust that offer a potential growth and income investment opportunity. TARGETS provide the growth potential of a particular stock up to a maximum price, referred to as the appreciation cap. Although the growth potential of an investment in the TARGETS is capped, TARGETS investors receive quarterly distributions with a yield greater than the underlying stock's current dividend yield. TARGETS have a term of 2 to 3 years.

 All of the information set forth on this page is qualified in its entirety by the more detailed information set forth elsewhere in this prospectus.

SELECTED PURCHASE CONSIDERATIONS

- GROWTH POTENTIAL--TARGETS allow you to participate in the first 30% to 40% of appreciation in the price of the stock on which the TARGETS are based. At maturity, you will receive for each TARGETS an amount equal to the price of the number of shares of stock on which each TARGETS is based, up to the appreciation cap.

- CURRENT INCOME--TARGETS pay quarterly distributions with a yield set at a rate that is significantly higher than the dividend yield currently paid by the company on whose stock the TARGETS are based.

- TAX ADVANTAGES--For most investors, a relatively large portion of the TARGETS' quarterly distributions will be considered a tax-free return of principal. In addition, the TARGETS generally will be subject to capital asset treatment upon sale or at maturity. These tax advantages of the TARGETS have the potential effect of producing a higher after-tax return than would be produced by a more conventional income-generating security.

- EXCHANGE LISTING--Although the TARGETS are expected to be "buy and hold" investments, they are listed on a major exchange.

SELECTED RISK CONSIDERATIONS

An investment in the TARGETS involves significant risks. These risks are explained in more detail in the "Risk Factors" section of this Prospectus. Some are summarized here.

- POTENTIAL LOSSES--Since the maturity payment on the TARGETS is linked to the price of the underlying stock, if the price of the underlying stock falls, the maturity payment could be less than your initial investment, even if the price of the underlying stock at some point over the life of the TARGETS exceeds the price of the underlying stock at the time of your initial investment.

- LIMITED OPPORTUNITY FOR EQUITY APPRECIATION--The opportunity for equity appreciation afforded by an investment in the TARGETS may be significantly less than the opportunity for equity appreciation afforded by a direct investment in the underlying stock due to the appreciation cap.

- RELATIONSHIP TO THE UNDERLYING STOCK--The market price of the TARGETS at any time will be affected primarily by changes in the price of the underlying stock. The yield on the TARGETS is set at a rate that is higher than the current dividend yield on the underlying stock, but may not remain higher through the term of the TARGETS if the issuer of the underlying stock increases its dividends.

- LIQUIDITY--TARGETS will be listed on a major exchange, but there can be no guarantee of liquidity in the secondary market. Although Salomon Smith Barney Inc. intends to make a market in the TARGETS, it is not obligated to do so.

- POSSIBLE LOSS OF VALUE IN SECONDARY MARKET--The market price of the TARGETS will be affected by a number of interrelated factors, including, but not limited to, the price of the underlying stock, the dividend yield on the underlying stock, the level of interest rates and other economic conditions, as well as by Salomon Smith Barney Holdings' perceived creditworthiness. For these reasons, the TARGETS may trade at prices below their initial issue price and you could thus receive substantially less than the amount of your original investment if you sell your TARGETS prior to maturity.

                           SUMMARY INFORMATION -- Q&A

     This summary includes questions and answers that highlight selected information from this prospectus to help you understand the Targeted Growth Enhanced Terms Securities ("TARGETS")* with respect to the Common Stock of
("     "). You should carefully read the entire prospectus to fully understand the terms of the TARGETS as well as the principal tax and other considerations that are important to you in making a decision about whether to invest in the TARGETS. You should, in particular, carefully review the section entitled "Risk Factors", which highlights certain risks, to determine whether an investment in the TARGETS is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this prospectus.

WHAT IS THE TRUST?

     TARGETS Trust [II] (the "Trust") is a recently formed Delaware business trust. Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney") will own all of the common undivided interests in the Trust (the "Common Securities"). The Common Securities will comprise at least 3% of the Trust's capital.

     The Trust will not engage in any activities except:

     - issuing      TARGETS and      Common Securities,

     - investing approximately      % to      % of the proceeds of the offering
       ($     to $     ) in a Forward Contract of Salomon Smith Barney relating
       to the Common Stock of      (the "Forward Contract," as described below),

     - investing approximately      % to      % of the proceeds of the offering
       ($     to $     ) in stripped self-amortizing U.S. Treasury Securities
       (the "Treasury Securities," as described below), and

     - activities incidental to the above.

     The Trust will not issue any securities except the Common Securities and the TARGETS.

     The Trust will be managed by trustees elected by Salomon Smith Barney, as the holder of the Common Securities. The holders of the TARGETS have no right to elect or remove trustees. Salomon Smith Barney will pay all costs, expenses, debts and liabilities of the Trust, including fees and expenses related to the offering of the TARGETS, but not including payments under the TARGETS.

     The address and telephone number of the Trust are:

        TARGETS Trust [II]
        c/o Salomon Smith Barney Holdings Inc.
        388 Greenwich Street
        New York, NY 10013
        (212) 816-6000

WHAT ARE THE TARGETS?

     The TARGETS are preferred undivided interests in the Trust. The TARGETS
mature on      (the "Maturity Date"), but will be subject to acceleration to an
Accelerated Maturity Date upon the occurrence of one of the Acceleration Events described below. If an Acceleration Event occurs or Salomon Smith Barney defaults on the Guarantee, holders of the TARGETS will have a preference over holders of the Common Securities for payments.

     The TARGETS are designed to provide you with a higher yield than the
current dividend yield paid on the common stock of      (the "Common Stock")
while also providing the opportunity for holders to share in any appreciation of
the Common Stock up to a price per share of $     (the "Appreciation Cap").

---------------

* Please refer to the "Index of Terms" attached as Appendix A for a listing of defined terms (which are capitalized) and the pages on which they are defined in this prospectus.

     You will not have the right to receive physical certificates evidencing your ownership of TARGETS except under limited circumstances. Instead, the Trust will issue the TARGETS in the form of a global certificate, which will be held by The Depository Trust Company ("DTC") or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the TARGETS by individual investors. You should refer to the section "Description of the TARGETS -- Book-Entry Only Issuance" in this prospectus.

WILL I RECEIVE DISTRIBUTIONS ON THE TARGETS PRIOR TO MATURITY?

     You will receive cash distributions of $     per quarter on each TARGETS,
payable on each      ,      ,        and      , beginning      , 1999.

     The Trust will make payments out of:

     - payments received on the Treasury Securities, and

     - any Yield Enhancement Payments received from Salomon Smith Barney under the Forward Contract.

     Depending on market conditions at the time of pricing of the TARGETS for initial sale to the public, the amount of the Yield Enhancement Payments may be zero or a nominal amount. Of each Quarterly Distribution payable on each
TARGETS, $     will be paid out of payments received on the Treasury Securities
and $     will be paid out of Yield Enhancement Payments.

     The ability of the Trust to make Quarterly Distributions on the TARGETS is entirely dependent on receipt by the Trust of payments under the Treasury Securities and Yield Enhancement Payments, if any, under the Forward Contract. If Salomon Smith Barney does not make any Yield Enhancement Payments on the date they are due under the Forward Contract, it will be allowed to delay making those payments, with interest, until maturity. You should refer to "Description of the TARGETS -- Quarterly Distributions".

WHAT WILL I RECEIVE AT MATURITY OF THE TARGETS?

     At maturity, you will receive for each TARGETS the Maturity Payment and the final Quarterly Distribution, plus any accrued and unpaid Yield Enhancement Payments.

  Maturity Payment

     The "Maturity Payment" per TARGETS will equal the product of (A) the Current Market Price of the Common Stock as of the Maturity Date times (B) the Exchange Rate.

     "Exchange Rate" means (A) if the Current Market Price of the Common Stock
as of the Maturity Date is less than or equal to the Appreciation Cap,      ,
and (B) if the Current Market Price of the Common Stock as of the Maturity Date is greater than the Appreciation Cap, the following fraction:

                       Appreciation Cap x
   -------------------------------------------------------------------------
        Current Market Price of the Common Stock as of the Maturity Date

The Exchange Rate and the Appreciation Cap are subject to adjustment upon the
occurrence of certain events involving      and its capital structure, as
described in the section "Description of the TARGETS -- Dilution Adjustments" in this prospectus.

     "Current Market Price" means the average daily closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock for the 10 trading days immediately prior to but not including the date one business day before the Maturity Date.

     The amount payable to holders of the TARGETS at maturity is dependent upon the Current Market Price of the Common Stock at maturity. If the Current Market
Price on the Maturity Date is less than $     , the Maturity Payment on each
TARGETS will be less than the amount originally invested.

     In addition, the TARGETS provide less opportunity for equity appreciation than a direct investment in the Common Stock because the Maturity Payment on
each TARGETS will be limited by the Appreciation Cap to      % of the amount
originally invested.

     The Maturity Payment with respect to each TARGETS will be paid by the Trust out of the funds received by the Trust from Salomon Smith Barney under the Forward Contract. The Trust's ability to make the Maturity Payments is entirely dependent upon the Trust receiving payment under the Forward Contract from Salomon Smith Barney. You should refer to the section "Description of the TARGETS -- Maturity Payment" in this prospectus.

  Maturity Payment -- Examples

     Here are three examples of hypothetical Maturity Payment calculations:

     Example 1: The Current Market Price of the Common Stock is less than the
                Appreciation Cap (and less than the price of the Common Stock when the TARGETS are issued):

Hypothetical market price of Common Stock upon issuance of
  TARGETS...................................................  $[A]
Hypothetical Appreciation Cap...............................  $[B]
Hypothetical Current Market Price...........................  $[C]

     Exchange Rate = [E] (since the Current Market Price is less than the Appreciation Cap)

     Maturity Payment = [E] x $[C] = $

     Example 2: The Current Market Price of the Common Stock is less than the
                Appreciation Cap (and greater than the price of the Common Stock when the TARGETS are issued):

Hypothetical market price of Common Stock upon issuance of
  TARGETS...................................................  $[A]
Hypothetical Appreciation Cap...............................  $[B]
Hypothetical Current Market Price...........................  $[D]

     Exchange Rate = [E] (since the Current Market Price is less than the Appreciation Cap)

     Maturity Payment = [E] x $[D] = $

     Example 3: The Current Market Price of the Common Stock is greater than the
                Appreciation Cap:

Hypothetical market price of Common Stock upon issuance of
  TARGETS...................................................    $[A]
Hypothetical Appreciation Cap...............................    $[B]
Hypothetical Current Market Price...........................    $[F]

     Exchange Rate = [E] x $[B] = [G] (since the Current Market Price is greater than the Appreciation Cap)

                 ----------------------------
                    $[F]

     Maturity Payment = [G] x $[F] = $

WHAT IF THE MATURITY OF THE TARGETS IS ACCELERATED?

     If one of the Acceleration Events described below occurs, the Treasury Securities will be sold and the Trust will be liquidated. You will receive for each TARGETS the Accelerated Maturity Payment and a pro rata portion of the proceeds of the sale of the Treasury Securities, plus any accrued and unpaid Yield Enhancement Payments.

     The "Accelerated Maturity Payment" per TARGETS will be calculated in the same manner as the Maturity Payment and as though the date on which the Acceleration Event occurred (the "Accelerated Maturity Date") were the Maturity Date.

     You will receive payment before holders of the Common Securities if (i) an Acceleration Event occurs or (ii) Salomon Smith Barney defaults on any of its obligations under the Guarantee.

     Any of the following will constitute an "Acceleration Event":

     - the occurrence of certain adverse tax consequences to the Trust,

     - the classification of the Trust as an "investment company" under the Investment Company Act of 1940, or

     - the initiation of bankruptcy proceedings regarding Salomon Smith Barney.

ARE PAYMENTS ON THE TARGETS GUARANTEED?

     Salomon Smith Barney has guaranteed (the "Guarantee") that if a payment on the Forward Contract or the Treasury Securities is made to the Trust but, for any reason, the Trust does not make the corresponding payment to you, then Salomon Smith Barney will make the payment directly to you. You should refer to the sections "Description of the Guarantee" and "Risk Factors -- Limited Enforcement Rights" in this prospectus.

WILL I HAVE VOTING RIGHTS?

     You will have limited voting rights with respect to the Trust and will not be entitled to vote to appoint, remove or replace, or increase or decrease the number of, the trustees. These voting rights will be held exclusively by Salomon Smith Barney, as the holder of the Common Securities. You will, however, have the right to direct The Chase Manhattan Bank, as trustee of the Trust and as holder of the Forward Contract and the Treasury Securities, to exercise its rights as trustee and to direct the time, method and place of any proceeding for any remedy available to the trustee.

     You will have no voting rights and no ownership interest in any Common
Stock.

HOW HAS THE COMMON STOCK OF      PERFORMED HISTORICALLY?

     We have provided a table showing the high and low sales prices for the Common Stock and the cash dividends per share of Common Stock for each quarter since the beginning of 1995. You can find this table in the section "Historical Data on the Common Stock" in this Prospectus. We have provided this historical information to help you evaluate the behavior of the Common Stock in recent years; however, past performance is not necessarily indicative of how the Common Stock will perform in the future. You should refer to the section "Risk
Factors -- Relationship of the TARGETS and the Common Stock" in this prospectus.

     The TARGETS are obligations of the Trust and, to the extent of the Guarantee, of Salomon Smith Barney. Even though the Maturity Payment will
reflect the market price of the Common Stock of      at maturity,      has no
obligations under the TARGETS or the Guarantee.

CAN YOU TELL ME MORE ABOUT THE FORWARD CONTRACT?

     The Forward Contract will be issued under an indenture between Salomon Smith Barney and The Chase Manhattan Bank, as trustee. Salomon Smith Barney has certain banking relationships with The Chase Manhattan Bank.

     The Trust will purchase the Forward Contract from Salomon Smith Barney on the date the TARGETS are issued. Under the Forward Contract, Salomon Smith Barney will be required to pay to the Trust the total Maturity Payments (or the total Accelerated Maturity Payments) and any Yield Enhancement Payments. The Forward Contract is a prepaid "cash-settled" forward contract under which Salomon Smith Barney will settle its obligations in cash rather than in securities. The proceeds from the sale of the Forward Contract will be used by Salomon Smith Barney for general corporate purposes. You should refer to the sections in this prospectus "Use of Proceeds and Hedging Activities", "Description of the Forward Contract" and "Risk Factors -- Purchases and Sales by Affiliates of Salomon Smith Barney".

WHAT ABOUT TAXES?

     If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on only a relatively small portion of each quarterly cash distribution you receive from the Trust, which will be ordinary income. The remaining portion of each quarterly cash distribution that you receive from the Trust will be treated as a tax-free return of your investment in the TARGETS and will reduce your tax basis in them. If you hold your TARGETS until they mature or if you sell your TARGETS, you will have a capital gain or loss equal to the difference between your tax basis in the TARGETS and the cash you receive. You should refer to the section "Certain United States Federal Income Tax Considerations" in this prospectus.

WILL THE TARGETS BE LISTED ON A STOCK EXCHANGE?

     We will apply to list the TARGETS on the      Exchange (the "Exchange")
under the symbol "     ". You should be aware that the listing of the TARGETS on
the Exchange will not ensure that a liquid trading market will be available for the TARGETS. You should review the section "Risk Factors -- Possible Illiquidity of Secondary Market" in this prospectus.

WHAT IS THE ROLE OF SALOMON SMITH BARNEY'S SUBSIDIARY, SALOMON SMITH BARNEY
INC.?

     Salomon Smith Barney's subsidiary, Salomon Smith Barney Inc., is an underwriter for the offering and sale of the TARGETS. After the initial offering, Salomon Smith Barney Inc. and/or other broker-dealer affiliates of Salomon Smith Barney intend to buy and sell TARGETS to create a secondary market for holders of the TARGETS, and may engage in other activities described in "Underwriting". However, neither Salomon Smith Barney Inc. nor any of these affiliates will be obligated to engage in any market-making activities, or continue them once it has started.

CAN YOU TELL ME ABOUT SALOMON SMITH BARNEY?

     Salomon Smith Barney Holdings Inc. is a holding company that provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. Salomon Smith Barney is a subsidiary of Citigroup Inc. (formerly Travelers Group Inc.) ("Citigroup"), a diversified financial services holding company. On October 8, 1998, Travelers Group Inc. ("Travelers Group") and Citicorp completed a merger, pursuant to which Citicorp was merged into a subsidiary of Travelers Group and Travelers Group changed its name to Citigroup Inc.

     Salomon Smith Barney's ratios of earnings to fixed charges and preferred stock dividends since 1993 are as follows:

                                                                     YEAR ENDED DECEMBER 31,
                                          QUARTER ENDED       -------------------------------------
                                        SEPTEMBER 30, 1998    1997    1996    1995    1994     1993
                                        ------------------    ----    ----    ----    -----    ----
Ratio of earnings to fixed charges and
  preferred stock dividends...........         1.14           1.17    1.37    1.20    0.98*    1.32

---------------
* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings as defined for the year was $173 million.

ARE THERE ANY ERISA RESTRICTIONS ON INVESTMENTS IN THE TARGETS?

     It is our view that employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), can, generally, purchase TARGETS. However, each plan and account should consider whether the purchase of TARGETS is prudent and consistent with the documents governing the plan or account. The fiduciary rules governing plans and accounts are complex and individual considerations may apply to a particular plan or account. Accordingly, any fiduciary of any plan or account should consult with its legal advisers to determine whether the purchase of TARGETS is permissible under the fiduciary rules. You should refer to the section "ERISA Considerations" in this prospectus.

WHERE CAN I FIND OUT MORE INFORMATION?

     Salomon Smith Barney files annual, quarterly and special reports, proxy statements and other information (File No. 1-4346) with the Securities and Exchange Commission (the "SEC"). You may read and copy any document Salomon Smith Barney files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Salomon Smith Barney's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     Separate financial statements of the Trust have not been included in this prospectus. Salomon Smith Barney does not believe that these financial statements would be material to you because (i) Salomon Smith Barney, an SEC reporting company, owns all the voting securities of the Trust, (ii) the Trust has no independent operations, (iii) Salomon Smith Barney is the obligor under the Forward Contract, and (iv) Salomon Smith Barney has fully and unconditionally guaranteed the Trust's obligations under the TARGETS to the extent that the Trust has funds available to meet its obligations.

     In its future filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a footnote to Salomon Smith Barney's annual financial statements will state that the Trust is consolidated with Salomon Smith Barney, that the sole assets of the Trust are the Forward Contract and the Treasury Securities, and that the Guarantee when taken together with the Forward Contract, the related Indenture, the Declaration of the Trust and Salomon Smith Barney's obligations to pay all fees and expenses of the Trust constitutes a full and unconditional guarantee by Salomon Smith Barney of the Trust's obligations under the TARGETS.

     The Company and the Trusts have filed with the SEC a registration statement
(No. 333-     ) which contains additional information not included in this prospectus. A copy of the registration statement can be obtained from the SEC as described above or from Salomon Smith Barney.

     The SEC allows Salomon Smith Barney to "incorporate by reference" the information it files, which means that Salomon Smith Barney can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents filed by Salomon Smith Barney listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering is completed:

        (a) Annual Report on Form 10-K for the year ended December 31, 1997,

        (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, and

        (c) Current Reports on Form 8-K filed on January 9, 1998, January 26, 1998, February 2, 1998, March 3, 1998, April 17, 1998, April 20,
            1998, May 13, 1998, June 8, 1998, June 10, 1998, June 17, 1998, July
            17, 1998, July 20, 1998, July 22, 1998, July 30, 1998, September 1,
            1998, October 14, 1998, October 23, 1998, October 29, 1998, November 3, 1998 and January 25, 1999.

     You may request a copy of these filings, at no cost, by writing or telephoning Salomon Smith Barney at the following address:

        Treasurer
        Salomon Smith Barney Holdings Inc.
        388 Greenwich Street
        New York, NY 10013
        212-816-6000

     You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                  RISK FACTORS

     You should carefully consider the following risk factors in addition to the other information contained in this prospectus before investing in the TARGETS.

POTENTIAL LOSSES DUE TO DECLINE IN PRICE OF COMMON STOCK

     The amount of cash that you receive at maturity will depend on the Current Market Price of the Common Stock at the time of maturity. The amount of the Maturity Payments may be less than the amount you paid for your TARGETS (except to the extent of any Quarterly Distributions). For example, if at maturity the
Current Market Price of the Common Stock is less than $     per share, the
Maturity Payment for each TARGETS will be less than the initial offering price of each TARGETS, in which case your investment in the TARGETS will result in a loss (again, except to the extent of any Quarterly Distributions). If becomes insolvent or bankrupt, an investment in the TARGETS could result in a total loss of the amount invested (again, except to the extent of any Quarterly Distributions).

EFFECT OF APPRECIATION CAP

     As a result of the limitation provided by the Appreciation Cap, you will
only receive at maturity an amount representing a maximum of      % of any
increase in the value of the Common Stock. If the current market price of the common stock exceeds the Appreciation Cap, your return on the TARGETS will therefore be less than your return on a similar security that was directly linked to the Common Stock but was not subject to an Appreciation Cap.

RELATIONSHIP OF THE TARGETS AND THE COMMON STOCK

     The historical Common Stock price is not an indicator of the future performance of the Common Stock during the term of the TARGETS. Changes in the price of the Common Stock will affect the trading price of the TARGETS, but it is impossible to predict whether the price of the Common Stock will rise or fall.

     The yield on the TARGETS is higher than the current dividend yield on the Common Stock. However, it may not remain higher through the term of the TARGETS
if      increases its dividends. In addition, you will not receive dividends or other distributions paid on the Common Stock.

                  is not in any way involved with this offering and has no obligations relating to the TARGETS or holders of the TARGETS.

                  is currently subject to SEC reporting requirements, and distributes reports, proxy statements and other information to its stockholders.
In the event that      ceases to be subject to these reporting requirements,
pricing information for the TARGETS may be more difficult to obtain and the value, trading price and liquidity of the Common Stock and the TARGETS may be adversely affected.

FACTORS AFFECTING TRADING VALUE OF THE TARGETS

     We believe that the trading value of the TARGETS will depend on the price of the Common Stock and on a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell the TARGETS prior to maturity may be substantially less than the amount you originally invest if the value of the Common Stock at that time is less than the price of the Common Stock when the TARGETS are purchased. The following paragraphs describe what we expect to be the impact on the market value of the TARGETS of a change in a specific factor, assuming all other conditions remain constant.

     Common Stock Price. We expect that the market value of the TARGETS will depend substantially on the amount, if any, by which the current Common Stock price changes from the price of the Common Stock when the TARGETS are issued. If you choose to sell your TARGETS when the current Common Stock price exceeds the Common Stock price at the time the TARGETS were issued, you may receive substantially less than the amount that would be payable at maturity based on that current Common Stock price because of expectations that the

Common Stock will continue to fluctuate until the Maturity Payment is determined. In addition, if you choose to sell your TARGETS when the current Common Stock price is below the Common Stock price at the time the TARGETS were issued, you can expect to receive less than the amount you originally invested (except to the extent of any Quarterly Distributions).

     Trading prices of the Common Stock will be influenced by      's results of
operations and by complex and interrelated political, economic, financial and
other factors that can affect the capital markets generally,      's market
segment and the stock exchange on which the Common Stock is traded. Salomon Smith Barney's hedging activities in the Common Stock of its obligations under the Forward Contract, and the issuance of securities similar to the TARGETS and other trading activities by Salomon Smith Barney, its affiliates and other market participants, can affect the price of the Common Stock.

     Interest Rates. Because the TARGETS pay Quarterly Distributions, we expect that the trading value of the TARGETS will be affected by changes in interest rates. In general, if U.S. interest rates increase, the trading value of the TARGETS may decrease. If U.S. interest rates decrease, the trading value of the TARGETS may increase. Interest rates may also affect the U.S. economy and, in turn, the price of the Common Stock, which (for the reasons discussed above) would affect the value of the TARGETS. Rising U.S. interest rates may result in a lower Common Stock price and, thus, a lower value of the TARGETS. Falling U.S. interest rates may result in a higher Common Stock price and, thus, a higher value of the TARGETS.

     Dividend Yields. If the dividend yield on the Common Stock increases, we expect that the value of the TARGETS may decrease, since the TARGETS do not incorporate the value of such payments. Conversely, if the dividend yield on the Common Stock decreases, the value of the TARGETS may increase.

     Salomon Smith Barney Credit Ratings, Financial Condition and
Results. Actual or anticipated changes in Salomon Smith Barney's credit ratings, financial condition or results may affect the market value of the TARGETS.

     Economic Conditions and Earnings Performance of      .  General economic
conditions and the earnings results of             and real or anticipated
changes in such conditions or results may affect the market value of the TARGETS.

     The impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the trading value of the TARGETS attributable to another factor, such as an increase in the price of the Common Stock.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the TARGETS of a given change in most of the factors listed above will be less if it occurs later in the term of the TARGETS than if it occurs earlier in the term of the TARGETS, except that we expect that the effect on the trading value of the TARGETS of a given increase in the price of the Common Stock will be greater if it occurs later in the term of the TARGETS than if it occurs earlier in the term of the TARGETS.

ACCELERATION OF MATURITY DATE

     If an Acceleration Event occurs, the maturity of the TARGETS will be accelerated and you will receive with respect to each TARGETS the Accelerated Maturity Payment and a pro rata portion of the proceeds of the sale of the Treasury Securities. Because the amount that would be payable on the Accelerated Maturity Date is uncertain (since it would depend on when an Acceleration Event occurs), the trading price of the TARGETS may be less than what you would otherwise expect based on the price of the Common Stock and the level of interest rates at a particular time.

DELAY IN YIELD ENHANCEMENT PAYMENTS

     The failure by Salomon Smith Barney to make any Yield Enhancement Payments on the date they are due will not constitute an Acceleration Event. Salomon Smith Barney will be allowed under the Forward Contract to delay making any unpaid Yield Enhancement Payments until the Maturity Date or the Accelerated Maturity Date.

LIMITED VOTING RIGHTS

     You will have limited voting rights with respect to the Trust and will not be entitled to vote to appoint, remove or replace, or increase or decrease the number of, the trustees. These voting rights will be held exclusively by Salomon Smith Barney, as the holder of the Common Securities. You should refer to the section "Description of the TARGETS -- Voting Rights" in this prospectus. In addition, you will have no voting rights with respect to the Common Stock.

DILUTION OF THE COMMON STOCK

     The Maturity Payment (and Accelerated Maturity Payment) are subject to adjustment for certain events arising from stock splits and combinations, stock
dividends, certain other actions of      that modify its capital structure and
certain other transactions involving      , as well as for a liquidation,
dissolution or winding up of      . You should refer to the section "Description
of the TARGETS -- Dilution Adjustments". The Maturity Payment (and Accelerated Maturity Payment) will not be adjusted for other events that may adversely affect the price of the Common Stock, such as offerings of Common Stock for cash or in connection with acquisitions. Because of the relationship of the Maturity Payment (and Accelerated Maturity Payment) to the price of the Common Stock, such other events may reduce the trading price of the TARGETS and the Maturity Payment on the TARGETS.

POTENTIAL FEDERAL INCOME TAX CONSEQUENCES

     No statutory, judicial or administrative authority directly addresses the characterization of the TARGETS or instruments similar to the TARGETS for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the TARGETS are not certain. There is no ruling from the Internal Revenue Service with respect to the TARGETS and the Internal Revenue Service may not agree with the conclusions expressed under the section "Certain Federal Income Tax Considerations" in this prospectus.

POSSIBLE ILLIQUIDITY OF SECONDARY MARKET

     We will apply to list the TARGETS on the      Exchange. However, there may
not be a secondary market in the TARGETS and, if there is a secondary market, it may not be liquid. If the secondary market for the TARGETS is limited, there may be few buyers should you choose to sell your TARGETS prior to maturity. This may affect the price you receive. There is currently no secondary market for the Forward Contract.

     In addition, any market that develops for the TARGETS may influence and is likely to be influenced by the market for the Common Stock. For example, the price of the Common Stock could be affected by (i) sales of Common Stock by investors who view the TARGETS as a more attractive means of equity participation in and (ii) hedging or arbitrage trading activity that may develop involving the TARGETS and the Common Stock.

PURCHASES AND SALES BY AFFILIATES OF SALOMON SMITH BARNEY

     Salomon Smith Barney's affiliates, including Salomon Smith Barney Inc., may from time to time buy or sell the Common Stock or derivative instruments relating to the Common Stock for their own accounts in connection with their normal business practices or in connection with hedging Salomon Smith Barney's obligations under the Forward Contract. These transactions could affect the price of the Common Stock. You should refer to the section "Use of Proceeds and Hedging Activities" in this prospectus.

     Salomon Smith Barney Inc. or an affiliate may enter into a swap agreement with one of Salomon Smith Barney's other affiliates in connection with the sale of the TARGETS and may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

RISK RELATING TO BANKRUPTCY OF SALOMON SMITH BARNEY

     Although the TARGETS are securities of the Trust, the ability of the Trust to make payments under the TARGETS depends upon its receipt from Salomon Smith Barney under the Forward Contract of (i) the total Maturity Payments (or total Accelerated Maturity Payments) and (ii) any Yield Enhancement Payments. The ability of Salomon Smith Barney to meet its obligations under the Forward Contract and, in turn, the ability of the

Trust to meet its obligations under the TARGETS, therefore depends on the solvency and creditworthiness of Salomon Smith Barney. In the event of a bankruptcy of Salomon Smith Barney, any recovery by the holders of TARGETS will likely be substantially delayed and may be less than each holder's pro rata portion of the Forward Contract.

                              SALOMON SMITH BARNEY

     Salomon Smith Barney is a holding company that provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. As used in this section, unless the context otherwise requires, "Salomon Smith Barney" refers to Salomon Smith Barney Holdings Inc. and its subsidiaries.

     Salomon Smith Barney is a global investment bank and broker-dealer that operates through over 450 offices throughout the United States and 45 offices in 26 foreign countries. Salomon Smith Barney's global investment banking services encompass a full range of capital market activities, including the underwriting and distribution of debt and equity securities for United States and foreign corporations and for state, local and other governmental and government sponsored authorities. It also provides financial advice to investment banking clients on a wide variety of transactions including mergers and acquisitions, divestitures, leveraged buyouts, financial restructurings and a variety of cross-border transactions.

     Salomon Smith Barney executes securities and commodity futures brokerage transactions on all major United States and international securities and futures exchanges on behalf of customers and for its own account. Salomon Smith Barney also trades for its own account in various markets throughout the world, and uses many different strategies involving a broad spectrum of financial instruments and derivative products.

     Salomon Smith Barney's retail brokerage services include providing investment advice and financial planning and brokerage services. Salomon Smith Barney's financial consultants also sell proprietary and non-proprietary mutual funds, and many offer individual insurance products, primarily variable annuities. With approximately 10,300 financial consultants and approximately 875 institutional brokers, Salomon Smith Barney believes that it is currently the second largest brokerage firm in the United States.

     Salomon Smith Barney's asset management services include providing discretionary and non-discretionary asset management services to a wide array of mutual funds and institutional and individual investors, sponsoring and acting as advisor to mutual funds and sponsoring and overseeing the portfolios of unit investment trusts. Client relationships may be introduced either through Salomon Smith Barney's network of financial consultants or independently of that network.

     On October 8, 1998, Citicorp and Salomon Smith Barney's parent Travelers Group completed a merger, pursuant to which Citicorp was merged into a subsidiary of Travelers Group and Travelers Group changed its name to Citigroup Inc.

     The principal offices of Salomon Smith Barney are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000). Salomon Smith Barney was incorporated in Delaware in 1960.

                     USE OF PROCEEDS AND HEDGING ACTIVITIES

     Of the total proceeds to be received by the Trust from the sale of the
TARGETS and the Common Securities (the "Trust Securities"), approximately      %
to      % ($     to $     ) will be used by the Trust to purchase the Forward
Contract from Salomon Smith Barney and approximately      % to      % ($     to
$     ) will be used by the Trust to purchase the Treasury Securities. A portion of the net proceeds to be received by Salomon Smith Barney from the sale of the Forward Contract will be used for general corporate purposes, which may include capital contributions to subsidiaries of Salomon Smith Barney and/or the reduction or refinancing of borrowings of Salomon Smith Barney or its subsidiaries. In order to fund its investment brokerage business, Salomon Smith Barney expects to incur additional indebtedness in the future. To the extent that TARGETS being purchased for resale by the Underwriters are not sold, the aggregate proceeds to Salomon Smith Barney and its subsidiaries would be reduced. Salomon Smith Barney or an affiliate may enter into a swap agreement with one of Salomon Smith Barney's affiliates in connection with the sale of the TARGETS and may earn additional income as a result of payments pursuant to such swap or related hedge transactions.

     The remainder of the net proceeds to be received by Salomon Smith Barney from the sale of the Forward Contract will be used, in part, by Salomon Smith Barney or one or more of its subsidiaries for hedging activities related to Salomon Smith Barney's obligations under the Forward Contract. On or prior to the Closing Date (as defined herein), Salomon Smith Barney, directly or through its subsidiaries, will hedge its anticipated exposure under the Forward Contract by the purchase or sale of Common Stock or options, futures contracts, forward contracts or swaps or options on the foregoing, or other derivative or synthetic instruments related to, the Common Stock. From time to time after the initial sale of the TARGETS and prior to the Maturity Date or Accelerated Maturity Date, depending on market conditions (including the price of the Common Stock), Salomon Smith Barney expects that it or its subsidiaries will increase or decrease their initial hedge positions through various transactions and may purchase or sell Common Stock or options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments related to the Common Stock. In addition, Salomon Smith Barney and its subsidiaries may purchase or sell TARGETS from time to time. Salomon Smith Barney or its subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future. To the extent that Salomon Smith Barney or its subsidiaries have a long or short hedge position in the Common Stock or options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments related to the Common Stock, Salomon Smith Barney or one or more of its subsidiaries may liquidate all or a portion of their holdings close to maturity of the Forward Contract and the TARGETS. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until such position is closed out and any offsetting position or positions are taken into account. Although Salomon Smith Barney has no reason to believe that such hedging activity will have a material effect on the price of TARGETS, such options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments or on the value of the Common Stock, there can be no assurance that the hedging activities of Salomon Smith Barney and its subsidiaries will not affect such prices or value.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of Salomon Smith Barney at September 30, 1998, as adjusted to give effect to the issuance of the TARGETS, the issuance and sale of additional long-term debt of Salomon Smith Barney after September 30, 1998 through the date hereof, and the application of the proceeds from each of these transactions to the repayment of short-term borrowings, as if such transactions had occurred on September 30, 1998.

                                                                AT SEPTEMBER 30, 1998
                                                              --------------------------
                                                              OUTSTANDING    AS ADJUSTED
                                                              -----------    -----------
                                                                (DOLLARS IN MILLIONS)
                                                                     (UNAUDITED)
Short-term borrowings.......................................    $16,128        $
Notes payable...............................................         10            10
Long-term debt..............................................     20,905
                                                                -------        ------
          Total debt........................................    $37,043        $
                                                                =======        ======
Salomon Smith Barney -- Obligated Mandatorily Redeemable
  Preferred Securities of Subsidiary Trust holding solely
  Subordinated Debt Securities of Salomon Smith Barney(1)...        345           345
Salomon Smith Barney -- Obligated Mandatorily Redeemable
  Preferred Securities of Subsidiary Trust holding solely
  subordinated deferrable interest debt securities of
  Salomon Smith Barney(2)...................................        400           400
Stockholder's equity:
  Common Stock(3) and additional paid-in capital............      1,589         1,589
  Retained earnings.........................................      7,120         7,120
  Cumulative translation adjustment.........................          6             6
                                                                -------        ------
          Total stockholder's equity........................      8,715         8,715
                                                                -------        ------
Total capitalization........................................    $46,503        $
                                                                =======        ======

---------------
(1) The sole asset of SI Financing Trust I is $355,700,000 aggregate principal amount of 9.25% Subordinated Debt Securities issued by Salomon Smith Barney due June 30, 2026.

(2) The sole asset of SSBH Capital I is $412,372,000 aggregate principal amount of 7.200% junior subordinated deferrable interest debt securities issued by Salomon Smith Barney due January 28, 2038.

(3) Par value $.01 per share; 1,000 shares authorized; 1,000 shares issued and outstanding.

                           ISSUER OF THE COMMON STOCK

     According to publicly available documents,      is engaged in the business
of      .      is currently subject to the informational requirements of the
Exchange Act. Accordingly,      files reports (including its Annual Report on
Form 10-K for the fiscal year ended      and its Quarterly Reports on Form 10-Q
for the fiscal quarters ended      ), proxy statements and other information
with the SEC. Copies of      's registration statements, reports, proxy
statements and other information may be inspected and copied at offices of the SEC at the addresses listed above under "Summary Information -- Q&A -- Where Can I Find Out More Information?"

           is not affiliated with the Trust, will not receive any of the proceeds from the sale of the TARGETS and will have no obligations with respect to the TARGETS, the Treasury Securities or the Forward Contract. This Prospectus
relates only to the TARGETS offered hereby and does not relate to      or the
Common Stock.

                      HISTORICAL DATA ON THE COMMON STOCK

     The Common Stock is traded on the      Exchange under the symbol "     ".
The following table sets forth, for each of the quarterly periods indicated, the
high and low sales price for the Common Stock, as reported on the      , and the
cash dividends per share of Common Stock.

                                                                                    DIVIDEND
                                                                                    DECLARED
                                                               HIGH        LOW      PER SHARE
                                                              -------    -------    ---------
1994
Quarter
  First.....................................................  $          $           $
  Second....................................................
  Third.....................................................
  Fourth....................................................
1995
Quarter
  First.....................................................
  Second....................................................
  Third.....................................................
  Fourth....................................................
1996
Quarter
  First.....................................................
  Second....................................................
  Third.....................................................
  Fourth....................................................
1997
Quarter
  First.....................................................
  Second....................................................
  Third.....................................................
  Fourth....................................................
1998
Quarter
  First.....................................................
  Second....................................................
  Third.....................................................
  Fourth....................................................
1999
Quarter
  First (through             , 1999)........................

---------------

     According to      's Quarterly Report on Form 10-Q for the fiscal quarter
ended      , 1998, as of      , 1998, there were      shares of Common Stock
outstanding.

     Holders of TARGETS will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights or rights to receive dividends or other distributions in respect thereof).

                               TARGETS TRUST [II]

     TARGETS Trust [II] is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by Salomon Smith Barney, as sponsor (in such capacity, the "Sponsor"), and the trustees of TARGETS Trust [II] (as described below) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the TARGETS, the purchasers thereof will own all the TARGETS. See "Description of the TARGETS -- Book-Entry Only Issuance". Salomon Smith Barney will directly or indirectly acquire all of the Common Securities in an aggregate amount equal to 3% or more of the total capital of the Trust. The Trust will use all the proceeds derived from the issuance of the TARGETS and the Common Securities to purchase the Forward Contract and Treasury Securities and, accordingly, the assets of the Trust will consist solely of the Forward Contract and Treasury Securities. Of the total proceeds from the sale of
the Trust Securities, $     will be invested by the Trust in the Forward
Contract and $     will be invested by the Trust in the Treasury Securities. The
Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Forward Contract and the Treasury Securities, and (iii) engaging in only those other activities necessary or incidental thereto.

     The Trust's business and affairs are conducted by its Trustees, each appointed by Salomon Smith Barney as holder of the Common Securities. Pursuant to the Declaration, the number of trustees of the Trust will be four: The Chase Manhattan Bank, a New York banking corporation that is unaffiliated with Salomon Smith Barney, as the Institutional Trustee (the "Institutional Trustee"), Chase Manhattan Bank Delaware, a Delaware state banking corporation with its principal place of business in the State of Delaware, as the Delaware trustee (the "Delaware Trustee"), and two individual trustees (the "Regular Trustees" and, together with the Institutional Trustee and the Delaware Trustee, the "Trustees") who will be persons who are employees or officers of, or who are affiliated with Salomon Smith Barney. Initially the Regular Trustees will be Michael J. Day and Charles W. Scharf, each of whom is an officer of Salomon Smith Barney. The Institutional Trustee will act as the sole indenture trustee under the Declaration for purposes of compliance with the Trust Indenture Act until removed or replaced by the holder of the Common Securities. The Chase Manhattan Bank will also act as indenture trustee (the "Guarantee Trustee") under the Guarantee. See "Description of the Forward Contract" and "Description of the Guarantee".

     The Institutional Trustee will hold title to the Forward Contract for the benefit of the holders of the Trust Securities and, in its capacity as the holder, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture pursuant to which the Forward Contract is issued. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Forward Contract and the Treasury Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the TARGETS. Salomon Smith Barney, as direct or indirect holder of all the Common Securities, will have the right, subject to certain restrictions contained in the Declaration, to appoint, remove or replace any Trustees and to increase or decrease the number of Trustees. Salomon Smith Barney will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the TARGETS -- Miscellaneous".

     The rights of the holders of the TARGETS, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, (the "Trust Act") and the Trust Indenture Act. See "Description of the TARGETS".

     The location of the principal executive office of the Trust is c/o Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-6000.

                           DESCRIPTION OF THE TARGETS

     The TARGETS will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The Chase Manhattan Bank, will act as the institutional trustee for the TARGETS under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the TARGETS will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. Pursuant to the Declaration, every holder of TARGETS will be deemed to have expressly assented and agreed to the terms of, and shall be bound by, the Declaration. The following summary of the material terms and provisions of the TARGETS does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration and the Guarantee (forms of which are filed as exhibits to the Registration Statement of which this Prospectus is a part), the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by Salomon Smith Barney. The Common Securities rank pari passu with, and payments will be made thereon on a pro rata basis with, the TARGETS, except that upon the occurrence of an Acceleration Event, the rights of the holders of the Common Securities to receive payments will be subordinated to the rights of the holders of the TARGETS. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will hold title to the Forward Contract and the Treasury Securities for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust and payments upon maturity of the TARGETS out of money held by the Trust are guaranteed by Salomon Smith Barney to the extent described under "Description of the Guarantee". The Guarantee will be held by The Chase Manhattan Bank, the Guarantee Trustee, for the benefit of the holders of the TARGETS. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedies of a holder of the TARGETS are to (i) vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Forward Contract and Treasury Securities, (ii) if the Institutional Trustee fails to enforce its rights against Salomon Smith Barney, initiate a proceeding against Salomon Smith Barney to enforce the Institutional Trustee's rights under the Forward Contract or (iii) if the failure by the Trust to pay distributions is attributable to the failure of Salomon Smith Barney to pay amounts in respect of the Forward Contract, institute a proceeding directly against Salomon Smith Barney for enforcement of payment to such holder of the amounts owed on such holder's pro rata interest in the Forward Contract. See "-- Acceleration of Maturity Date; Enforcement of Rights" and "-- Voting Rights".

     The aggregate number of TARGETS to be issued will be      (see
"Underwriting"). The TARGETS will be issued in fully registered form. TARGETS will not be issued in bearer form. See "-- Book-Entry Only Issuance".

MATURITY PAYMENT

     The TARGETS will mature on the Maturity Date, subject to acceleration to the Accelerated Maturity Date upon an Acceleration Event. See "-- Acceleration of Maturity Date; Enforcement of Rights". On the Maturity Date, holders of the TARGETS will be entitled to receive, to the extent the Trust has assets available therefor, the Maturity Payment with respect to each TARGETS. On the Maturity Date, holders of TARGETS will also receive a final Quarterly Distribution with respect to each TARGETS, plus any accrued and unpaid Yield Enhancement Payments.

     The "Maturity Payment" with respect to each TARGETS will be an amount equal to the product of (A) the Current Market Price of the Common Stock as of the Maturity Date multiplied by (B) the Exchange Rate as of the Maturity Date.

     The "Current Market Price" will be the average daily closing sale price (or, if no closing sale price is reported, the last reported sale price) of the
Common Stock as reported on the      Exchange for the 10 Trading Days (as
defined herein) immediately prior to but not including the date one Business Day before the Maturity Date or the Accelerated Maturity Date, as the case may be,
or, if the Common Stock is not traded on the      Exchange on any
such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization.

     If the Current Market Price of the Common Stock as of the Maturity Date is less than or equal to the Appreciation Cap, then the Exchange Rate shall be
     , and if the Current Market Price of the Common Stock as of the Maturity Date is greater than the Appreciation Cap, then the Exchange Rate shall be a fraction (rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th), the numerator of which
is the Appreciation Cap times      and the denominator of which is the Current
Market Price of the Common Stock as of the Maturity Date. The Exchange Rate and the Appreciation Cap are subject to certain dilution adjustments as described below. See "-- Dilution Adjustments".

ACCELERATION OF MATURITY DATE; ENFORCEMENT OF RIGHTS

     If at any time an Acceleration Event shall occur and be continuing, the Regular Trustees shall give written instructions to the Institutional Trustee to sell the Treasury Securities, dissolve the Trust and, after satisfaction of creditors of the Trust, cause to be distributed, as soon as is practicable following the occurrence of such Acceleration Event, to the holders of the TARGETS in liquidation of such holders' interests in the Trust, the Accelerated Maturity Payment with respect to each TARGETS and a pro rata portion of the Treasury Proceeds, plus any accrued and unpaid Yield Enhancement Payments.

     The "Accelerated Maturity Payment" with respect to each TARGETS will be paid out of amounts received by the Trust from Salomon Smith Barney in respect of the Forward Contract and will be equal to the product of (A) the Current Market Price of the Common Stock as of the Accelerated Maturity Date multiplied by (B) the Exchange Rate as of the Accelerated Maturity Date. The "Accelerated Maturity Date" will be the date of the occurrence of the event or events constituting such Acceleration Event.

     The "Treasury Proceeds" will be the amount received by the Trust as proceeds from the sale of the Treasury Securities upon the occurrence of an Acceleration Event. The Regular Trustees will send the Institutional Trustee written notice and instructions to liquidate the Treasury Securities on an Accelerated Maturity Date. Upon receiving such notice, the Institutional Trustee will solicit at least three bids and sell and transfer the Treasury Securities to the highest of the three bidders.

     There can be no assurance as to the amount of either any Accelerated Maturity Payment or the Treasury Proceeds which, in either case, may be distributed to holders of the TARGETS upon a dissolution and liquidation of the Trust. Accordingly, there can be no assurance as to the amount that a holder of TARGETS may receive on the Accelerated Maturity Date.

     "Acceleration Event" means any one of the following events (whatever the reason for such Acceleration Event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) a Tax Event, (ii) an Investment Company Event or (iii) a Bankruptcy Event.

     "Tax Event" means that Salomon Smith Barney shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent tax counsel experienced in such matters (a "Trust Dissolution Tax Opinion") to the effect that there has been (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying, or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of Salomon Smith Barney or any of its subsidiaries or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Forward Contract or the TARGETS, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of this Prospectus

(collectively a "Tax Action"), which Tax Action relates to any of the items described in (i) and (ii) below, and that there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to income accrued or received on the Forward Contract or the Treasury Securities, or (ii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means that Salomon Smith Barney shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     "Bankruptcy Event" means either of the following shall have occurred: (i) the entry of a decree or order (a) of relief in respect of Salomon Smith Barney by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or (b) appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Salomon Smith Barney or of any substantial part of its property, or (c) ordering the winding up or liquidation of its affairs, and, in each case, the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or (ii) the commencement by Salomon Smith Barney of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or State bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Salomon Smith Barney or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Salomon Smith Barney in furtherance of any action.

     "Pro rata" means, with respect to any payment, distribution, or treatment, proportionately to each holder of Trust Securities according to the aggregate beneficial interests in the assets of the Trust represented by the Trust Securities held by the relevant holder in relation to the aggregate beneficial interests in the assets of the Trust represented by all Trust Securities outstanding unless, in relation to a payment, an Acceleration Event has occurred and is continuing, in which case any funds available to make such payment will be paid first to each holder of the TARGETS proportionately according to the aggregate beneficial interests in the assets of the Trust represented by the TARGETS held by the relevant holder relative to the aggregate beneficial interests in the assets of the Trust represented by all TARGETS outstanding, and then only after satisfaction of all amounts owed to the holders of the TARGETS, to each holder of Common Securities proportionately according to the aggregate beneficial interests in the assets of the Trust represented by the Common Securities held by the relevant holder relative to the aggregate beneficial interests in the assets of the Trust represented by all Common Securities outstanding.

     On the date fixed for any payment of the Accelerated Maturity Payment or the Treasury Proceeds, (i) the TARGETS and the Common Securities will no longer be deemed to be outstanding and (ii) each TARGETS and Common Security will be deemed to represent the right to receive an Accelerated Maturity Payment and a pro rata portion of the Treasury Proceeds, plus any accrued and unpaid Yield Enhancement Payments. If the Accelerated Maturity Payments (or any accrued and unpaid Yield Enhancement Payments) can be paid only in part because the Trust has insufficient assets available to pay in full such amounts, then the amounts payable directly by the Trust in respect of the TARGETS will be paid on a pro rata basis. In addition, in the case of a default by Salomon Smith Barney on its obligations under the Guarantee, the holders of the TARGETS will have a preference over the holders of the Common Securities with respect to amounts owed on the Trust Securities.

     Subject to the requirements of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority of the TARGETS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Forward Contract and the Treasury Securities, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Forward Contract, (ii) direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or exercise any trust or power conferred on the Institutional Trustee with respect to the Treasury Securities, (iii) waive the consequences of any Acceleration Event under the Indenture that are waivable under the Indenture, (iv) exercise any right to rescind or annul a declaration that any Accelerated Maturity Payment shall be due and payable or (v) consent to any amendment, modification or termination of the Indenture or the Forward Contract where such consent shall be required, provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority of the beneficial interests in the Forward Contract (a "Super Majority"), only the holders of at least a Super Majority of the TARGETS may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of TARGETS of any notice of default received from the Indenture Trustee with respect to the Forward Contract. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the Institutional Trustee, the Institutional Trustee, as holder of the Forward Contract and the Treasury Securities, shall not take any of the actions described in clauses (i), (ii),
(iii), (iv) or (v) above unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     If the Institutional Trustee fails to enforce its rights under the Forward Contract, any holder of TARGETS may directly institute a legal proceeding against Salomon Smith Barney to enforce the Institutional Trustee's rights under the Forward Contract, without first instituting a legal proceeding against the Institutional Trustee or any other person or entity. If Salomon Smith Barney fails to pay amounts owed on the Forward Contract on the date such amounts are otherwise payable, then a holder of TARGETS may also directly institute a direct action in respect of the amounts owed on such holder's pro rata interest in the Forward Contract on or after the due date specified in the Forward Contract, without first (i) directing the Institutional Trustee to enforce the terms of the Forward Contract or (ii) instituting a legal proceeding directly against Salomon Smith Barney to enforce the Institutional Trustee's rights under the Forward Contract. Except as provided in the preceding sentence, the holders of TARGETS will not be able to exercise directly any other remedy available to the holder of the Forward Contract. In connection with such direct action, Salomon Smith Barney will be subrogated to the rights of such holder of TARGETS under the Declaration to the extent of any payment made by Salomon Smith Barney to such holder of TARGETS in such direct action.

     A waiver of an Acceleration Event under the Indenture by the Institutional Trustee at the direction of the holders of the TARGETS will constitute a waiver of the corresponding Acceleration Event under the Declaration.

     Any required approval or direction of holders of TARGETS may be given at a separate meeting of holders of TARGETS convened for such purpose, at a meeting of holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of TARGETS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of TARGETS. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of TARGETS will be required for the Trust to cancel TARGETS in accordance with the Declaration. It is anticipated that the only holder of TARGETS issued in book-entry form will be Cede & Co., as nominee of DTC, and each Beneficial Owner (as defined herein) of TARGETS will be permitted to exercise the rights of holders of TARGETS only indirectly through DTC and its Participants (as defined herein).

     Notwithstanding that holders of TARGETS are entitled to vote or consent under any of the circumstances described above, any of the TARGETS that are owned at such time by Salomon Smith Barney or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Salomon Smith Barney, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

QUARTERLY DISTRIBUTIONS

     Holders of TARGETS will be entitled to receive distributions at the rate
per TARGETS of $     per quarter, payable on each      ,      ,      and      ,
commencing      , 1999.

     The Quarterly Distributions will be paid by the Trust out of (i) payments under the Treasury Securities and (ii) the Yield Enhancement Payments made to the Trust by Salomon Smith Barney under the Forward Contract. Depending on market conditions at the time of pricing of the TARGETS for initial sale to the public, the amount of the Yield Enhancement Payments may be zero or a nominal amount. Of each Quarterly Distribution payable to holders of the TARGETS, $
will be paid out of payments received by the Trust under the Treasury Securities
and $     will be paid out of Yield Enhancement Payments received by the Trust from Salomon Smith Barney under the Forward Contract.

     The Treasury Securities and the Forward Contract will be the sole assets of the Trust and will be held by the Institutional Trustee on behalf of the Trust. The ability of the Trust to make Quarterly Distributions on the TARGETS is therefore entirely dependent on receipt by the Trust of payments with respect to both the Treasury Securities and the Forward Contract.

     Under the Forward Contract, any Yield Enhancement Payments which are payable, but are not punctually paid, by Salomon Smith Barney on their scheduled due date will cease to be due and payable and may instead be paid, together with
interest thereon at      % per annum compounded quarterly, on a future date
chosen by Salomon Smith Barney in its sole discretion. Any such Yield Enhancement Payments that are not paid by Salomon Smith Barney prior to maturity will become due and payable on the Maturity Date or the Accelerated Maturity Date, as the case may be.

     Assuming Quarterly Distributions on the TARGETS with a yield of      % per
annum, set forth below is an example of how the cash flows on the TARGETS would
be comprised. The Trust will invest approximately      % to      % of the
proceeds of the offering in the Treasury Securities. The Quarterly Distributions may require a larger cash flow than will be provided by the Treasury Securities, in which case Yield Enhancement Payments would be paid by the obligor of the Forward Contract pursuant to the following schedule and based on the following assumptions:

Offering Size:..............................................  $
Annual Cash Flow:...........................................            %
Payment Frequency:..........................................   Quarterly
Settlement Date:............................................      , 1999
Maturity Date:..............................................

TREASURY                                              YIELD
SECURITY                               TREASURY    ENHANCEMENT
MATURITY  UNIT   PURCHASE   PURCHASE   SECURITY     PAYMENTS       TOTAL     EQUIVALENT
  DATE    COST    AMOUNT      COST     CASH FLOW    CASH FLOW    CASH FLOW     COUPON
--------  ----   --------   --------   ---------   -----------   ---------   ----------
              %             $           $            $            $                 %
              %                                                                     %
              %                                                                     %
              %                                                                     %
              %                                                                     %
              %                                                                     %
              %                                                                     %
              %                                                                     %
                            --------    -------      -------      -------
                            $           $            $            $
                            ========    =======      =======      =======

     A portion of each Quarterly Distribution should represent a return to the holder of a TARGETS of that holder's initial investment in the TARGETS for tax purposes. The following table sets forth information regarding the distributions to be received on the Treasury Securities to be acquired by the Trust with a portion of the proceeds received by the Trust from the sale of the Trust Securities, the portion of each year's distributions that should constitute a return of capital for U.S. federal income tax purposes and the amount of original issue discount that should accrue on such Treasury Securities with respect to a holder who acquires its Trust Securities at the issue price from the Underwriters pursuant to the original offering. See "Certain Federal Income Tax Considerations".

                                   ANNUAL GROSS                          ANNUAL INCLUSION OF
             ANNUAL GROSS       DISTRIBUTIONS FROM    ANNUAL RETURN OF     ORIGINAL ISSUE
          DISTRIBUTIONS FROM    TREASURY SECURITIES     CAPITAL PER      DISCOUNT IN INCOME
YEAR      TREASURY SECURITIES       PER TARGETS           TARGETS            PER TARGETS
----      -------------------   -------------------   ----------------   -------------------
               $                     $                    $                   $

DILUTION ADJUSTMENTS

     The Exchange Rate and the Appreciation Cap will be subject to adjustment from time to time in certain situations. Any such adjustments could have an impact on the Maturity Payments or Accelerated Maturity Payments to be paid by Salomon Smith Barney to the Trust upon maturity of the Forward Contract and, therefore, on the Maturity Payments or Accelerated Maturity Payments to be paid by the Trust to the holders of TARGETS.

     If      shall, after the date of the closing of the offering contemplated hereby (the "Closing Date"), (i) pay a stock dividend or make a distribution with respect to the Common Stock in shares of such stock; (ii) subdivide or split the outstanding shares of the Common Stock into a greater number of shares; (iii) combine the outstanding shares of the Common Stock into a smaller number of shares; or (iv) issue by reclassification of shares of the Common
Stock any shares of other common stock of      , then, in each such case, the
Exchange Rate shall be multiplied by a dilution adjustment equal to the number of shares of Common Stock (or in the case of a reclassification referred to in
clause (iv) above, the number of shares of other common stock of      issued
pursuant thereto), or the fraction thereof, that a holder who held one share of Common Stock immediately prior to such event would be entitled solely by reason of such event to hold immediately after such event. The Appreciation Cap will also be adjusted in such case in the manner described below.

     If      shall, after the Closing Date, issue, or declare a record date in respect of an issuance of, rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Then-Current Market Price of the Common Stock (other than rights to purchase Common Stock pursuant to a plan for the reinvestment of dividends or interest), then, in each such case, the Exchange Rate shall be multiplied by a dilution adjustment equal to a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the time the adjustment is effected by reason of the issuance of such rights or warrants, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the time the adjustment is effected, plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Then-Current Market Price of the Common Stock, which shall be determined by multiplying the total number of shares so offered for subscription or purchase by the exercise price of such rights or warrants and dividing the product so obtained by such Then-Current Market Price. To the extent that, after the expiration of such rights or warrants, the shares of Common Stock offered thereby shall not have been delivered, the Exchange Rate shall be further adjusted to equal the Exchange Rate which would have been in effect had such adjustment for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. The Appreciation Cap shall also be adjusted in the manner described below.

     If      shall, after the Closing Date, declare or pay a dividend or make a distribution to all holders of Common Stock, in either case, of evidences of its indebtedness or other non-cash assets (excluding any dividends or distributions referred to above) or shall issue to all holders of Common Stock rights or warrants to subscribe for or purchase any of its securities (other than rights or warrants referred to above), then, in each such case, the Exchange Rate shall be multiplied by a dilution adjustment equal to a fraction, the numerator of which shall be the Then-Current Market Price of the Common Stock, and the denominator of which shall be such Then-Current Market Price less the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney, whose determination shall be final) as of the time the adjustment is effected of the portion of the assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share of Common Stock. The Appreciation Cap shall also be adjusted in the manner described below. Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which this paragraph would otherwise apply, the denominator in the fraction referred to in the above formula is less than $1.00 (or is a negative number), then Salomon Smith Barney may, at its option, elect to have the adjustment provided by this paragraph not be made and in lieu of such adjustment, on the Maturity Date, the holders of the TARGETS shall be entitled to receive an additional amount of cash equal to the product of the number of TARGETS held by such holder multiplied by the fair market value of such indebtedness, assets, rights or warrants (determined, as of the date such dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney, whose determination shall be final) so distributed or issued applicable to one share of Common Stock.

     If, after the Closing Date,      declares a record date in respect of a
distribution of cash (other than any Permitted Dividends (as defined herein), any cash distributed in consideration of fractional shares of Common Stock and any cash distributed in a Reorganization Event (as defined herein)), by dividend or otherwise, to all holders of the Common Stock, or makes an Excess Purchase Payment (as defined herein), then the Exchange Rate shall be multiplied by a dilution adjustment equal to a fraction, the numerator of which shall be the Then-Current Market Price of the Common Stock on such record date, and the denominator of which shall be such Then-Current Market Price less the amount of such distribution applicable to one share of Common Stock which would not be a Permitted Dividend (or in the case of an Excess Purchase Payment, less the aggregate amount of such Excess Purchase Payment for which adjustment is being made at such time divided by the number of shares of Common Stock outstanding on such record date).

     For purposes of these adjustments, (A) "Permitted Dividend" means any quarterly cash dividend in respect of the Common Stock, other than a quarterly cash dividend that exceeds the immediately preceding quarterly cash dividend, and then only to the extent that the per share amount of such dividend results in an annualized dividend yield on the Common Stock in excess of 10% and (B) "Excess Purchase Payment" means the excess, if any, of (x) the cash and the value (as determined by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney, whose determination
shall be final) of all other consideration paid by      with respect to one
share of Common Stock acquired in a tender offer or exchange offer by      ,
over (y) the Then-Current Market Price of the Common Stock. The Appreciation Cap shall also be adjusted in the manner described in the following paragraph. Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution or Excess Purchase Payment to which this paragraph would otherwise apply, the denominator in the fraction referred to in the formula in the preceding paragraph is less than $1.00 (or is a negative number), then Salomon Smith Barney may, at its option, elect to have the adjustment provided by this paragraph not be made and in lieu of such adjustment, on the Maturity Date, the holders of the TARGETS shall be entitled to receive an additional amount of cash equal to the product of the number of TARGETS held by such holder multiplied by the sum of the amount of cash plus the fair market value of such other consideration (determined, as of the date such dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney, whose determination shall be final) so distributed (or applied to the acquisition of the Common Stock in such a tender offer or exchange offer) applicable to one share of Common Stock.

     If any adjustment is made to the Exchange Rate pursuant to the preceding five paragraphs, an adjustment will also be made to the Appreciation Cap. The required adjustment will be made by dividing the Appreciation Cap by the relevant dilution adjustment. If, during any Calculation Period used in calculating the Current Market Price, the Then-Current Market Price or the Transaction Value (as defined herein), there occurs any event requiring an adjustment to be effected as described herein, then the Closing Price for each Trading Day in such Calculation Period occurring prior to the day on which such adjustment is effected will be adjusted by being divided by the relevant dilution adjustment.

     Each dilution adjustment shall be effected as follows: (i) in the case of any dividend, distribution or issuance, at the opening of business on the Business Day next following the record date for determination of holders of Common Stock entitled to receive such dividend, distribution or issuance or, if the announcement of any such dividend, distribution, or issuance is after such record date, at the time such dividend, distribution or issuance shall be
announced by      ; (ii) in the case of any subdivision, split, combination or reclassification, on the effective date of such transaction; (iii) in the case
of any Excess Purchase Payment for which      announces, at or prior to the time
it commences the relevant share repurchase, the repurchase price per share for shares proposed to be repurchased, on the date of such announcement; and (iv) in the case of any other Excess Purchase Payment on the date that the holders of the repurchased shares become entitled to payment in respect thereof.

     All dilution adjustments will be rounded upward or downward to the nearest 1/10,000th (or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th). No adjustment in the Exchange Rate will be required unless such adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase
requiring an adjustment as described herein is subsequently canceled by      ,
or such dividend, distribution, issuance or repurchase fails to receive requisite approvals or fails to occur for any other reason, then, upon such cancellation, failure of approval or failure to occur, the Exchange Rate will be further adjusted to the Exchange Rate which would then have been in effect had adjustment for such event not been made. If a Reorganization Event occurs after the occurrence of one or more events requiring an adjustment as described herein, the dilution adjustments previously applied to the Exchange Rate in respect of such events will not be rescinded but will be applied to the new Exchange Rate provided for below.

     "Then-Current Market Price" of the Common Stock, for the purpose of applying any dilution adjustment, means the average Closing Price per share of Common Stock for the Calculation Period of 10 Trading Days (as defined below) immediately prior to the time such adjustment is effected (or, in the case of an adjustment effected at the opening of business on the Business Day next following a record date, immediately prior to the earlier of the time such adjustment is effected and the related ex-date), provided that if no Closing Price for the Common Stock is determined for one or more (but not all) of such Trading Days, such Trading Day shall be disregarded in the calculation of the Then-Current Market Price (but no additional trading days shall be added to the Calculation Period). If no Closing Price for the Common Stock may be determined for any of such Trading Days, the Then-Current Market Price shall be the Closing Price for the Common Stock for the most recent Trading Day prior to such 10 Trading Days for which a Closing Price for the Common Stock may be determined pursuant to the "Closing Price" definition. The "ex-date" with respect to any dividend, distribution or issuance shall mean the first date on which the shares of the Common Stock trade regular way on their principal market without the right to receive such dividend, distribution or issuance.

     "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange, securities market or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Calculation Period" means any period of Trading Days for which an average security price must be determined pursuant to the Indenture. "Closing Price" of the Common Stock or any marketable security on any Trading Day in the Calculation Period means the daily closing sale price (or, if no closing sale price is reported, the last reported sale price) of such
security as reported on the      on any such day in the Calculation Period or,
if such security is not traded on the      on any such date, as reported in the
composite transactions for the principal United States securities exchange on which if such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, the last quoted bid price in the over-the-counter market as reported by the National Quotation Bureau or similar organization.

     In the event of (i) any consolidation or merger of      , or any surviving
entity or subsequent surviving entity of      (a "     Successor"), with or into
another entity (other than a merger or consolidation in which      is the
continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or
other property of      or another issuer), (ii) any sale, transfer, lease or
conveyance to another corporation of the property of      or any      Successor
as an entirety or substantially as an entirety, (iii) any statutory exchange of
securities of      or any      Successor with another issuer (other than in
connection with a merger or acquisition) or (iv) any liquidation, dissolution or
winding up of      or any      Successor (any such event described in clause
(i), (ii), (iii) or (iv), a "Reorganization Event"), the Exchange Rate shall be adjusted so that, on the Maturity Date or Accelerated Maturity Date, each holder of the TARGETS shall receive cash in an amount equal to the product of the number of TARGETS held by such holder multiplied by (i) if the Transaction Value (as defined herein) is less than or equal to the Appreciation Cap, times the Transaction Value, and (ii) if the Transaction Value is greater than
the Appreciation Cap,      times the Appreciation Cap.

     "Transaction Value" means the sum of: (a) for any cash received in any such Reorganization Event, the amount of cash received per share of Common Stock; (b) for any property other than cash or Marketable Securities (as defined herein) received in any such Reorganization Event, an amount equal to the market value on the date the Reorganization Event is consummated of such property received per share of Common Stock (as determined by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney, whose determination shall be final); and (c) for any Marketable Securities received in any such Reorganization Event, an amount equal to the average Closing Price per share of such Marketable Securities for the Calculation Period of 10 Trading Days immediately prior to the Maturity Date or Accelerated Maturity Date multiplied by the number of such Marketable Securities received for each share of Common Stock, provided that if no Closing Price for such Marketable Securities may be determined for one or more (but not all) of such Trading Days such Trading Day shall be disregarded in the calculation of such average Closing Price (but no additional Trading Days shall be added to the Calculation Period). If no Closing Price for the Marketable Securities may be determined for all such Trading Days, the calculation in the preceding clause (c) shall be based on the most recently available Closing Price for the Marketable Securities prior to such 10 Trading Days.

     "Marketable Securities" means any perpetual equity securities or debt securities with a stated maturity after the Maturity Date, in each case that are listed on a U.S. national securities exchange or reported by the Nasdaq Stock Market, Inc. The number of shares of any equity securities constituting Marketable Securities included in the calculation of Transaction Value pursuant to clause (c) of the preceding paragraph shall be subject to adjustment if any
event that would, had it occurred with respect to the Common Stock or      ,
have required an adjustment as described above shall occur with respect to such Marketable Securities or the issuer thereof between the time of the Reorganization Event and the Maturity Date (or Accelerated Maturity Date). Adjustment for such subsequent events shall be as nearly equivalent as practicable to the adjustments described above.

     Salomon Smith Barney shall be responsible for the effectuation and calculation of any adjustment described herein and shall furnish the Indenture Trustee with notice of any such adjustment.

PAYMENT PROCEDURES

     Distributions on the TARGETS will be payable to the holders thereof as they appear on the books and records of the Trust at the close of business on the relevant record dates. While the TARGETS remain in book-entry only form, the relevant record dates for distributions of any Maturity Payments or Accelerated Maturity Payments (and any accrued and unpaid Yield Enhancement Payments) with respect to the TARGETS shall be one Business Day prior to the date such Maturity Payments or Accelerated Maturity Payments, as the case may be, are received by the Trust with respect to the Forward Contract. While the TARGETS remain in book-entry only form, the relevant record date for distribution of the Treasury Proceeds to holders of TARGETS shall be one Business Day prior to the date such Treasury Proceeds are received by the Trust upon liquidation of the Treasury Securities. While the TARGETS remain in book-entry only form, the relevant record dates for any Quarterly Distributions shall be one Business Day prior to the relevant payment dates, which payment dates shall correspond to the dates on which payments are received by the Trust in respect of, and in accordance with the terms of, the Treasury Securities and the Forward Contract. The relevant record dates for the Common Securities shall be the same record dates as for the TARGETS. If the TARGETS shall not continue to remain in book-entry only form, the relevant record dates shall conform to the rules of any securities exchange on which they are listed and, if none, shall be 15 days before the relevant payment dates, which payment dates shall correspond to the dates on which payments are made in respect of, and in accordance with the terms of, the Treasury Securities and the Forward Contract. Distributions payable on any TARGETS that are not punctually paid on any payment date, as a result of either Salomon Smith Barney having failed to make a payment under the Forward Contract or the U.S. Government having failed to make a payment in respect of the Treasury Securities, will cease to be payable to the person in whose name such TARGETS are registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such TARGETS are registered on a special record date which shall be the date on which the amount of the defaulted distributions are actually received by the Trust. If any date on which distributions are payable on the TARGETS is not a Business Day, then payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or required by law to close.

     Payments in respect of the TARGETS represented by global certificates (as defined below under "Book-Entry Only Issuance") shall be made to DTC, which will credit the relevant accounts at DTC on the scheduled payment dates or, in the case of TARGETS in the form of certificated securities, if any, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register.

VOTING RIGHTS

     Except as described in this Prospectus under "Description of the TARGETS -- Acceleration of Maturity Date; Enforcement of Rights" and "Description of the Guarantee -- Modification of the Guarantee; Assignment", and except as provided under the Trust Act, the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the TARGETS will have no voting rights.

     In the event the consent of the Institutional Trustee, as the holder of the Forward Contract, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the written direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority of the Trust Securities voting together as a single class, provided, however, that where any amendment, modification or termination under the Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportionate number of the Trust Securities represented by the relevant Super Majority of the aggregate beneficial interests in the Forward Contract. The Institutional Trustee will be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes the Trust will not be classified as other than a grantor trust.

     The procedures by which holders of TARGETS may exercise their voting rights are described below. See "--Book-Entry Only Issuance".

     Holders of the TARGETS will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by Salomon Smith Barney as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee), provided that, if any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities, voting together as a single class, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority of the Trust Securities affected thereby, provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the TARGETS or the Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee in contravention of the Trust Indenture Act or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. The Trust may, with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Delaware Trustee or the Institutional Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that
(i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the TARGETS other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, maturity and otherwise, (ii) Salomon Smith Barney expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee in its capacity as the holder of the Forward Contract and the Treasury Securities, (iii) Successor Securities to the TARGETS are listed, or any Successor Securities to the TARGETS will be listed upon notification of issuance, on any national securities exchange or with any organization on which the TARGETS are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the TARGETS (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holder's interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Trust has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that:
(A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for U.S. federal income tax purposes and (viii) Salomon Smith Barney guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, without the consent of holders of all of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any TARGETS are outstanding and are not held entirely by Salomon Smith Barney, the Trust may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under "-- Acceleration of Maturity Date; Enforcement of Rights".

BOOK-ENTRY ONLY ISSUANCE

     DTC will act as securities depositary for the TARGETS. The TARGETS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global TARGETS certificates, representing the total aggregate number of TARGETS, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global TARGETS as represented by a global certificate.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of TARGETS within the DTC system must be made by or through Direct Participants, which will receive a credit for the TARGETS on DTC's records. The ownership interest of each actual purchaser of TARGETS ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased TARGETS. Transfers of ownership interests in the TARGETS are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in TARGETS, except in the event that use of the book-entry system for the TARGETS is discontinued.

     To facilitate subsequent transfers, all the TARGETS deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of TARGETS with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership, and DTC has no knowledge of the actual Beneficial Owners of the TARGETS. DTC's records reflect only the identity of the Direct Participants to whose accounts such TARGETS are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to the TARGETS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to TARGETS. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights for those Direct Participants to whose accounts the TARGETS are credited on the record date (identified in a listing attached to the Omnibus Proxy). Salomon Smith Barney and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

     Payments on the TARGETS will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust or Salomon Smith Barney, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided in the next paragraph, a Beneficial Owner in a global TARGETS will not be entitled to receive physical delivery of TARGETS. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the TARGETS.

     DTC may discontinue providing its services as securities depositary with respect to the TARGETS at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, TARGETS certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of Salomon Smith Barney) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the TARGETS. In that event, certificates for the TARGETS will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Salomon Smith Barney and the Trust believe to be reliable, but neither Salomon Smith Barney nor the Trust takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities, and after the curing of all defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such a default of which the Institutional Trustee has actual knowledge, shall exercise such of the rights and powers vested in it by the Declaration, and use the same degree of care and skill in the exercise of such rights and powers as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the rights or powers vested in it by the Declaration at the request of any holder of TARGETS, unless offered reasonable security and indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Notwithstanding the foregoing, the holders of TARGETS will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action following an Acceleration Event.

PAYING AGENT

     In the event that the TARGETS do not remain in book-entry only form, the Institutional Trustee will act as paying agent for the TARGETS and may designate an additional or substitute paying agent at any time. In addition, registration of transfers of TARGETS will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or Salomon Smith Barney may require) in respect of any tax or other government charges which may be imposed in relation to it.

GOVERNING LAW

     The Declaration and the TARGETS will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. In this connection, Salomon Smith Barney and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Declaration or the amended and restated certificate of incorporation of Salomon Smith Barney, that each of Salomon Smith Barney and the Regular Trustees in their discretion to be necessary or desirable to achieve such end as long as such action does not adversely affect the interests of the holders of the TARGETS or vary the terms thereof.

     Holders of the TARGETS have no preemptive rights.

                      DESCRIPTION OF THE FORWARD CONTRACT

     Salomon Smith Barney Holdings Inc. is also by this Prospectus offering its related Forward Contract. The terms of the Forward Contract will be set forth in an Indenture (the "Indenture") between Salomon Smith Barney and The Chase Manhattan Bank (in such capacity, the "Indenture Trustee"). The Indenture will be qualified under the Trust Indenture Act. The Indenture Trustee, The Chase Manhattan Bank, will act as trustee for the Forward Contract under the Indenture for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Forward Contract will include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act.

     Subject to certain anti-dilution adjustments, the Forward Contract relates
to an aggregate of      shares of Common Stock. Pursuant to the terms of the
Forward Contract, Salomon Smith Barney will pay an amount equal to the aggregate Maturity Payments or the aggregate Accelerated Maturity Payments, as the case may be, to the Trust at maturity of the Forward Contract as described above. The Forward Contract provides, among other things, for a payment by the Company to the Trust of an amount determined by reference to the Current Market Price as of the Maturity Date or Accelerated Maturity Date, as the case may be. See "Description of the TARGETS".

     Pursuant to the terms of the Forward Contract, Salomon Smith Barney will, in appropriate cases, pay additional return on the amount paid by the Trust to Salomon Smith Barney for the Forward Contract in the form of quarterly cash
payments ("Yield Enhancement Payments") in the amount of approximately $     ,
accruing from the date of issuance of the TARGETS, computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. Depending on market conditions at the time of pricing of the TARGETS for initial sale to the public, the amount of the Yield Enhancement Payments may be zero or a nominal amount. The Yield Enhancement Payments, together with distributions received by the Trust with respect to the Treasury Securities, will be used by the Trust to pay the Quarterly Distributions to the holders of the TARGETS. See "Description of TARGETS -- Quarterly Distributions".

     The Forward Contract is a contract in the form of an Indenture between the Company and a trustee for the benefit of the holder of the interests in the Forward Contract. The Forward Contract is a prepaid "cash-settled" forward contract, whereby the obligor settles its obligation in cash rather than in securities. The Indenture will provide that Salomon Smith Barney will pay all fees and expenses related to (i) the offering of the Trust Securities and the Forward Contract, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the TARGETS.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by Salomon Smith Barney for the benefit of the holders of TARGETS. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under the Guarantee (in such capacity, the "Guarantee Trustee"). The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the TARGETS.

GENERAL

     Pursuant to and to the extent set forth in the Guarantee, Salomon Smith Barney will irrevocably and unconditionally agree to pay in full to the holders of the TARGETS (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any Maturity Payment that is required to be made in respect of the TARGETS, to the extent the Trust has funds available therefor, (ii) any Accelerated Maturity Payment that is required to be made in respect of the TARGETS, to the extent the Trust has funds available therefor, (iii) any Treasury Proceeds that are required to be distributed in respect of the TARGETS, to the extent that the Trust has funds available therefor, (iv) any Quarterly Distributions that are required to be made in respect of the TARGETS, to the extent the Trust has funds available therefor, (v) any accrued and unpaid Yield Enhancement Payments as of the Maturity Date or Accelerated Maturity, as the case may be, to the extent the Trust has funds available therefor, and (vi) any other remaining assets of the Trust upon liquidation of the Trust. Salomon Smith Barney's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Salomon Smith Barney to the holders of TARGETS or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be a guarantee with respect to the TARGETS from the time of issuance of the TARGETS but will not apply to any payment of Quarterly Distributions, Maturity Payments, Accelerated Maturity Payments, Treasury Proceeds, accrued and unpaid Yield Enhancement Payments at maturity or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If Salomon Smith Barney does not pay the aggregate Maturity Payments or the aggregate Accelerated Maturity Payments to the Trust upon maturity of the Forward Contract, including maturity as a result of acceleration or otherwise, the Trust will not pay any Maturity Payment or Accelerated Maturity Payment to holders of the TARGETS and will not have funds available therefor. If either the U.S. federal government, as the issuer of the Treasury Securities, does not make periodic payments to the Trust with respect to the Treasury Securities or Salomon Smith Barney does not pay the Yield Enhancement Payments to the Trust with respect to the Forward Contract then, in either event, the Trust will not pay the full amount of the Quarterly Distributions to holders of the TARGETS and will not have funds available therefor. See "Description of the TARGETS" and "Description of the Forward Contract". The Guarantee, when taken together with Salomon Smith Barney's obligations under the Forward Contract, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to Trust Securities), will provide a full and unconditional guarantee by Salomon Smith Barney of the Trust's obligations under the TARGETS.

MODIFICATIONS OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of TARGETS (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of a majority of the outstanding TARGETS. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of Salomon Smith Barney and shall inure to the benefit of the holders of the TARGETS then outstanding.

GUARANTEE ENFORCEMENT EVENTS

     An enforcement event under the Guarantee will occur upon the failure of Salomon Smith Barney to perform any of its payment or other obligations thereunder. The holders of a majority of the TARGETS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee any holder of TARGETS may directly institute a legal proceeding against Salomon Smith Barney to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. A holder of TARGETS may also directly institute a legal proceeding against Salomon Smith Barney to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the Trust or any other person or entity.

     Salomon Smith Barney will be required to provide annually to the Guarantee Trustee a statement as to the performance by Salomon Smith Barney of certain of its obligations under the Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee and after the curing of all defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after any default with respect to the Guarantee (that has not been cured or waived) of which the Guarantee Trustee has actual knowledge, shall exercise its rights and powers under the Guarantee, and use the same degree of care and skill in the exercise of such rights and powers as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of TARGETS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to the TARGETS upon full payment to the holders of the TARGETS of (i) the Maturity Payments and any accrued and unpaid Yield Enhancement Payments, (ii) the Accelerated Maturity Payments, the Treasury Proceeds and any accrued and unpaid Yield Enhancement Payments or (iii) the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of TARGETS must restore payment of any sum paid under such TARGETS or such Guarantee.

STATUS OF THE GUARANTEE

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                     DESCRIPTION OF THE TREASURY SECURITIES

     The Treasury Securities will consist of a portfolio of stripped self-amortizing securities issued by the U.S. Treasury and maturing on a quarterly basis through the Maturity Date. The Treasury Securities will bear quarterly payments corresponding to the payment dates of the Quarterly Distributions payable on the TARGETS. Upon acceleration of maturity to an Accelerated Maturity Date, any Treasury Securities then held by the Institutional Trustee on behalf of the Trust will be sold and the Treasury Proceeds will be distributed to holders of the Trust Securities. See "Description of the TARGETS -- Acceleration of Maturity".

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of TARGETS. Unless otherwise specifically indicated herein, this summary only addresses a holder of TARGETS that is an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income taxation on a net income basis in respect of its investment in TARGETS (a "U.S. Holder"). The discussion below is based on the advice of Cleary, Gottlieb, Steen & Hamilton.

     The summary is based on U.S. federal income tax laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. Except to the extent discussed below in "-- Tax Consequences to Non-U.S. Holders" and "-- Backup Withholding and Information Reporting," the summary deals only with U.S. Holders that will hold TARGETS as capital assets and that purchased TARGETS in the initial offering. The summary does not address tax considerations that may be relevant to a particular holder in light of such holder's individual circumstances or that are applicable to holders subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold the TARGETS as a position in a "straddle" for tax purposes or as part of a "synthetic security" or a "conversion transaction" or other integrated investment comprised of TARGETS and one or more other investments, or persons that have a functional currency other than the U.S. dollar. It does not include any description of the tax laws of any state, local or foreign government that may be applicable to the TARGETS or to the holders thereof. Prospective purchasers of TARGETS should consult their tax advisors in determining the tax consequences to them of purchasing, owning or disposing of TARGETS, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign income or other tax laws.

     There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of TARGETS or instruments with terms substantially similar to TARGETS. Pursuant to the Declaration, every holder of TARGETS and the Trust agree to treat TARGETS for U.S. federal income tax purposes as a beneficial interest in a trust that holds the Treasury Securities and the Forward Contract. In addition, pursuant to the Forward Contract and the Declaration, every holder of TARGETS, the Trust and Salomon Smith Barney agree to characterize for U.S. federal income tax purposes (in the absence of an administrative determination or judicial ruling to the contrary) (i) the Forward Contract as a cash-settled forward purchase contract and (ii) an amount equal to the purchase price of the TARGETS less the purchase price of the Treasury Securities as a cash deposit to be applied on the Maturity Date or Accelerated Maturity Date in full satisfaction of the holder's payment obligation under the Forward Contract. The Trust intends to report holders' income to the Internal Revenue Service in accordance with this agreed treatment.

     Under this agreed approach, the tax consequences of holding a TARGETS should be as described below. Prospective investors in the TARGETS should be aware, however, that no ruling is being requested from the Internal Revenue Service with respect to the TARGETS and the Internal Revenue Service might take a different view as to the proper characterization of the TARGETS or of the Forward Contract and of the U.S. federal income tax consequences to a holder thereof.

TAX STATUS OF THE TRUST

     The Trust will be treated as a grantor trust owned solely by the present and future holders of Trust Securities for U.S. federal income tax purposes, and accordingly, income received by the Trust will be treated as income of the holders of the TARGETS in the manner set forth below.

TAX CONSEQUENCES TO U.S. HOLDERS

     Tax Basis in the Treasury Securities and the Forward Contract. Each U.S. Holder should be considered the owner of its pro rata portion of the Treasury Securities and the Forward Contract in the Trust. The cost to the U.S. Holder of its TARGETS should be allocated among the holder's pro rata portion of the Treasury Securities and the Forward Contract (in proportion to the fair market values thereof on the date on which the holder acquires its TARGETS) in order to determine the holder's tax basis in such assets. It is currently anticipated
that approximately      % to      % and      % to      % of the net proceeds of
the offering will be used by the Trust to purchase the Treasury Securities and the Forward Contract, respectively.

     Recognition of Original Issue Discount on the Treasury Securities. The Treasury Securities in the Trust will consist of stripped, self-amortizing U.S. Treasury securities. A U.S. Holder should be required to treat its pro rata portion of each Treasury Security in the Trust as a bond that was originally issued on the date the holder purchased its TARGETS and at an original issue discount equal to the excess of the holder's pro rata portion of the amounts payable on such Treasury Security over the holder's tax basis therein, as discussed above. The amount of such excess, however, should constitute only a portion of the total amounts payable with respect to the Treasury Securities held by the Trust and, accordingly, a substantial portion of the quarterly cash distributions from the Trust to holders should be treated as a tax-free return of the holder's investment in the Treasury Securities and should reduce the holder's tax basis in its pro rata portion of the Treasury Securities. A U.S. Holder (whether using the cash or accrual method of tax accounting) should be required to include original issue discount (other than original issue discount on short-term Treasury Securities as described below) in gross income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method, prior to the receipt of cash attributable to such income. A U.S. Holder's tax basis in a Treasury Security held by the Trust should be increased by the amount of any original issue discount included in gross income by the holder with respect to such Treasury Security and reduced to the extent that any payment received on maturity, sale or other disposition of the TARGETS represents a repayment of accrued original issue discount.

     With respect to any short-term Treasury Security (i.e., any Treasury Security with a maturity of one year or less from the date it is purchased) held by the Trust, U.S. Holders using the cash method of tax accounting should generally be required to include interest payments on such Treasury Securities in gross income as such payments are received. In addition, such cash method U.S. Holders may be denied a deduction for any related interest expense until such payments are received. U.S. Holders using the accrual method of tax accounting should be required to include original issue discount on any short-term Treasury Security held by the Trust in gross income as such original issue discount accrues. Unless a U.S. Holder elects to accrue the original issue discount on a short-term Treasury Security according to a constant yield method based on daily compounding, such original issue discount should be accrued on a straight-line basis.

     Treatment of the Forward Contract. Each U.S. Holder should be treated as having entered into a pro rata portion of the Forward Contract and, at the Maturity Date or Accelerated Maturity Date, as having received a pro rata portion of the Maturity Payment or Accelerated Maturity Payment, as the case may be, received by the Trust. A U.S. Holder should not recognize income, gain or loss upon entry into the Forward Contract and should not be required to include in gross income additional amounts over the term of the Forward Contract (except with respect to the Yield Enhancement Payments, as described below). See, however, "-- Possible Alternative Characterizations" below.

     Treatment of the Yield Enhancement Payments. Consistent with the agreed characterization, any Yield Enhancement Payments (including amounts payable with respect to any deferred Yield Enhancement Payments) should be characterized as interest payable on the amount of cash paid by the Trust which is allocable to the Forward Contract and should generally be includible in the income of a U.S. Holder on an accrual basis.

     Sale or Other Disposition of the TARGETS. Upon a sale or other disposition of all or some of a U.S. Holder's TARGETS, such holder should be treated as having sold its pro rata portions of the Treasury Securities and the Forward Contract underlying the TARGETS. The selling U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized from such sale or other disposition and the holder's aggregate tax bases in its pro rata portions of the Treasury Securities and the Forward Contract (except to the extent of any (i) accrued interest with respect to the holder's pro rata portion of the Treasury Securities includible in gross income as ordinary income and
(ii) possibly any accrued but unpaid Yield Enhancement Payments, as described above). Any such gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the TARGETS is more than one year. The distinction between capital gain or loss and ordinary income or loss is important for purposes of the limitations on a holder's ability to offset capital losses against ordinary income. In addition, long-term capital gains recognized by an individual U.S. Holder generally are subject to a maximum rate of 20 percent.

     Distributions Of Cash at the Maturity Date or Accelerated Maturity
Date. On the receipt of cash by the Trust with respect to the Forward Contract on the Maturity Date or Accelerated Maturity Date, a U.S. Holder should realize capital gain or loss equal to the difference between the holder's pro rata portion of the amount of cash received by the Trust and the holder's tax basis in its pro rata portion of the Forward Contract at that time (except to the extent such cash is attributable to Yield Enhancement Payments, as described above). Under certain circumstances, on or following the Accelerated Maturity Date, the Trust may sell all or a portion of the Treasury Securities and distribute the Treasury Proceeds to holders. Upon such a sale by the Trust, a U.S. Holder should realize capital gain or loss equal to the difference between the amount of cash received by the holder (except to the extent of any accrued interest with respect to the holder's pro rata portion of the Treasury Securities or accrued but unpaid Yield Enhancement Payments includible in gross income as ordinary income) and the holder's tax basis in its pro rata portion of the Treasury Securities sold by the Trust. Any such capital gain or loss described in this paragraph will be long-term capital gain or loss if the U.S. Holder's holding period for the TARGETS is more than one year and will be subject to the same maximum U.S. federal income tax rates for individuals discussed above under "-- Sale or Other Disposition of the TARGETS".

     Possible Alternative Characterizations. The Internal Revenue Service may contend that TARGETS should be characterized for U.S. federal income tax purposes in a manner different than the approach described above. For example, the Internal Revenue Service might assert that the Forward Contract should be treated as a contingent debt obligation of Salomon Smith Barney that is subject to Treasury regulations governing contingent payment debt instruments. If the Internal Revenue Service were to prevail in making such an assertion, original issue discount would accrue with respect to the Forward Contract at a "comparable yield" for Salomon Smith Barney under the Forward Contract, determined at the time the Forward Contract is entered into. A U.S. Holder's pro rata portion of original issue discount with respect to the Forward Contract and the Treasury Securities might exceed the aggregate amount of the Quarterly Distributions received by the holder. In addition, under this treatment, a U.S. Holder would be required to treat any gain realized on the sale or other disposition of the TARGETS as ordinary income to the extent that such gain is allocable to the holder's pro rata portion of the Forward Contract. Any loss realized on such sale or other disposition that is allocable to the U.S. Holder's pro rata portion of the Forward Contract would be treated as an ordinary loss to the extent of the holder's original issue discount inclusions with respect to the Forward Contract and as capital loss to the extent of loss in excess of such inclusions. It is also possible that the Internal Revenue Service could take the view that a U.S. Holder should include in gross income the amount of cash actually received each year in respect of the TARGETS or that the TARGETS as a whole constitute a contingent payment debt instrument subject to the rules described above.

     Proposed Legislation on Constructive Ownership. A bill introduced in 1998 by a member of the House of Representatives (H.R. 3170) would have treated some or all of the net long-term capital gain arising from "constructive ownership" transactions involving certain derivative financial instruments as short-term capital gain, and would have imposed an interest charge on such short-term capital gain. The proposed legislation would have been effective with respect to gain recognized after the date the legislation was enacted into law, without regard to when the constructive ownership transaction was entered into. In its proposed form, the legislation would not have applied to the TARGETS transaction (and, even if the legislation in its proposed form were extended to cover the TARGETS transaction, would have had no material effect on the TARGETS transaction). It is not possible to predict whether legislation addressing constructive ownership transactions will be enacted, or what form any such legislation might take (including with respect to effective dates).

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     In the case of a holder of TARGETS that is a non-resident alien individual or foreign corporation (a "Non-U.S. Holder"): (a) Quarterly Distributions made with respect to the TARGETS should not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements (including in general the furnishing of an Internal Revenue Service Form W-8 or a substitute form); and (b) any capital gain realized upon the sale or other disposition of the TARGETS should not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States.

     Recently issued Treasury regulations may change the certification procedures relating to withholding on certain amounts paid to Non-U.S. Holders after December 31, 1999. Prospective investors should consult their tax advisors regarding the effect, if any, of such new Treasury regulations on an investment in the TARGETS.

     A Non-U.S. Holder that is subject to U.S. federal income taxation on a net income basis with respect to its investment in the TARGETS should see the discussion in "-- Tax Consequences to U.S. Holders."

BACKUP WITHHOLDING AND INFORMATION REPORTING

     A holder of TARGETS (including a Non-U.S. Holder) may be subject to information reporting and to backup withholding tax at a rate of 31 percent of certain amounts paid to the holder unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, provides proof of such exemption or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding tax and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld may be credited against the holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, imposes certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan or a plan (such as a Keogh plan or an individual retirement account) that are not subject to ERISA but which are subject to Section 4975 of the Code (together with ERISA Plans, "Plans") and certain persons (referred to as "parties in interest" under ERISA or "disqualified persons" under the Code) having certain relationships to such Plans, unless a statutory or administrative exception or exemption is applicable to the transaction.

     The U.S. Department of Labor has promulgated a regulation, 29 C.F.R.
Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in a beneficial interest in a trust or a profits interest in a partnership, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless the interest is a "publicly-offered security" or certain other conditions are satisfied. It is anticipated that the TARGETS should constitute "publicly-offered securities" within the meaning of the Plan Asset Regulation, and that, consequently, transactions engaged in by the Trust, including the Forward Contract, should not be subject to the provisions of ERISA or Section 4975 of the Code.

     Any Plan fiduciary which proposes to cause a Plan to purchase the TARGETS should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA or the Code for which an exemption is not available. Governmental plans and certain church plans not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code but subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code should also consult with their counsel before purchasing any TARGETS.

                                  UNDERWRITING

     Subject to the terms and conditions stated in the underwriting agreement
dated             (the "Underwriting Agreement"), each underwriter named below
(the "Underwriters") has severally agreed to purchase from the Trust, and the Trust has agreed to sell to such Underwriters, the number of TARGETS set forth opposite the name of such Underwriters.

                                                              NUMBER OF
                            NAME                               TARGETS
                            ----                              ---------
Salomon Smith Barney Inc. ..................................  $

                                                              --------
          Total.............................................  $
                                                              ========

     The Underwriting Agreement provides that the obligation of the several Underwriters to purchase the TARGETS included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to purchase all of the TARGETS (other than those covered by the over-allotment option described below) if they purchase any TARGETS. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Underwriters propose to offer some of the TARGETS directly to the public at the public offering price set forth on the cover page of this Prospectus and some of the TARGETS to certain dealers at the public offering
price less a concession not in excess of $     per TARGETS. The Underwriters may
allow, and such dealers may reallow, a concession not in excess of $     per
TARGETS on sales to certain other brokers and dealers. After the initial offering of the TARGETS to the public, the public offering price and such concessions may be changed by the Underwriters.

     The Trust has granted to the Underwriters an option, exercisable for 30
days from the date of this Prospectus, to purchase up to           additional
TARGETS at the public offering price less the underwriting discount. Salomon Smith Barney will pay the underwriting discount in the amount per TARGETS set forth on the cover page hereof with respect to such additional TARGETS. The Underwriters may exercise such option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent such option is exercised, each Underwriter will be obligated, subject to certain conditions, to purchase a number of additional TARGETS approximately proportionate to such Underwriter's initial purchase commitment.

     The Trust and Salomon Smith Barney have agreed that, for the period beginning on the date of the Underwriting Agreement and continuing to and including the closing date for the purchase of the TARGETS, they will not offer, sell, contract to sell, or otherwise dispose of, any securities (including any backup undertakings of such securities) of Salomon Smith Barney or of the Trust, in each case that are substantially similar to the TARGETS, or any securities convertible into or exchangeable for the TARGETS or such substantially similar securities of either the Trust or Salomon Smith Barney.

     The Underwriting Agreement provides that the Trust and Salomon Smith Barney will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and will make certain contributions in respect thereof, or will contribute to payments that the Underwriters may be required to make in respect of any of those liabilities and will reimburse each of the Underwriters for certain legal and other expenses.

     Prior to this offering, there has been no public market for the TARGETS. Consequently, the initial public offering price for the TARGETS was determined by negotiations among the Company, the Trust and the Underwriters. There can be no assurance, however, that the prices at which the TARGETS will sell in the public market after this offering will not be lower than the price at which they are sold by the Underwriters or that an active trading market in the TARGETS will develop and continue after this offering.

     Salomon Smith Barney and the Trust have applied to list the TARGETS on the
Exchange under the symbol "     ".

     In view of the fact that the proceeds of the sale of the TARGETS will ultimately be used by the Trust to purchase the Forward Contract, the Underwriting Agreement provides that Salomon Smith Barney will pay as
compensation to the Underwriters $     per TARGETS for the accounts of the
several Underwriters.

     In connection with the offering, Salomon Smith Barney Inc., on behalf of the Underwriters, may over-allot, or engage in syndicate covering transactions, stabilizing transactions and penalty bids. Over-allotment involves syndicate sales of TARGETS in excess of the number of shares to be purchased by the Underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the TARGETS in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of TARGETS made for the purpose of preventing or retarding a decline in the market price of the TARGETS while the offering is in progress. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Salomon Smith Barney Inc., in covering syndicate short positions or making stabilizing purchases, repurchases shares originally sold by that syndicate member. These activities may cause the price of the TARGETS to be higher than the price that otherwise would exist in the open market in the absence of such
transactions. These transactions may be effected on the      or in the over-the-
counter market or otherwise and, if commenced, may be discontinued at any time.

     The participation of any affiliate of Salomon Smith Barney in the offer and sale of TARGETS will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of securities of its parent. The offer and sale of the TARGETS will comply with the requirements of Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding direct participation programs.

     This Prospectus may be used by Salomon Smith Barney or any Underwriter that is an affiliate or other affiliates of Salomon Smith Barney in connection with offers and sales of the TARGETS (subject to obtaining any necessary approval of
the      Exchange for any such offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any such entity may act as principal or agent in such transactions. No such entity is obligated to make a market in the TARGETS and any such entity may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the liquidity or existence of a secondary market for any TARGETS.

                                 LEGAL MATTERS

     The validity of the TARGETS, the Forward Contract, the Guarantee and certain matters relating thereto and certain United States federal income tax matters will be passed upon for Salomon Smith Barney and the Trust by Joan Guggenheimer, Esq. Ms. Guggenheimer, General Counsel of Salomon Smith Barney, beneficially owns or has rights to acquire under Citigroup employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup. Certain legal matters will be passed upon for the Underwriters by Cleary, Gottlieb, Steen and Hamilton, New York, New York. Cleary, Gottlieb, Steen & Hamilton has also acted as special tax counsel to Salomon Smith Barney in connection with the TARGETS. Cleary, Gottlieb, Steen and Hamilton has from time to time acted as counsel for Salomon Smith Barney and certain of its affiliates and may do so in the future.

                                    EXPERTS

     The consolidated financial statements of Salomon Smith Barney and its subsidiaries for the fiscal years ended December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, have been audited by PricewaterhouseCoopers LLP, independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference, which report states that PricewaterhouseCoopers LLP did not audit the consolidated financial statements of Salomon Inc as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 (the "Salomon Financials"), and that their opinion with respect to any amounts contained in the Salomon Financials is based on the report of Arthur Andersen LLP. Such financial statements are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                                                                      APPENDIX A

                                 INDEX OF TERMS

                                            PAGE
                                           ------
Accelerated Maturity Date................       4
Accelerated Maturity Payment.............   4, 18
Acceleration Event.......................   5, 18
Appreciation Cap.........................       2
Bankruptcy Event.........................      19
Beneficial Owner.........................      28
Business Day.............................      26
Calculation Period.......................      24
Citigroup................................       6
Closing Date.............................      22
Closing Price............................      24
Code.....................................       6
Common Securities........................       2
Common Stock.............................       2
Current Market Price.....................   3, 17
Declaration..............................      16
Delaware Trustee.........................      16
Direct Participants......................      28
DTC......................................       3
ERISA....................................       6
ERISA Plans..............................      36
Excess Purchase Payment..................      23
Exchange.................................       6
Exchange Act.............................       7
Exchange Rate............................       3
Forward Contract.........................       2
Guarantee................................       5
Guarantee Payment........................      30
Guarantee Trustee........................  16, 30
Indenture................................      29
Indenture Trustee........................      29
Indirect Participant.....................      28
Institutional Trustee....................      16
Investment Company Event.................      19
Marketable Securities....................      25
Maturity Date............................       2
Maturity Payment.........................   3, 17

                                            PAGE
                                           ------
NASD.....................................      28
1940 Act.................................      19
Non-U.S. Holder..........................      35
Participants.............................      28
Permitted Dividend.......................      23
Plans....................................      36
Plan Asset Regulation....................      36
Property Account.........................      16
Pro rata.................................      19
Quarterly Distributions..................      21
Regular Trustees.........................      18
Reorganization Event.....................      24
Salomon Financials.......................      38
Salomon Smith Barney.....................   2, 12
SEC......................................       7
Sponsor..................................      16
Successor Securities.....................      27
Super Majority...........................      20
TARGETS..................................       2
Tax Action...............................      19
Tax Event................................      18
Then-Current Market Price................      24
Trading Day..............................      24
Transaction Value........................      25
Travelers Group..........................       6
Treasury Proceeds........................      18
Treasury Securities......................       2
Trust....................................       2
Trust Act................................      16
Trust Dissolution Tax Opinion............      18
Trustee..................................      16
Trust Indenture Act......................      16
Trust Securities.........................      13
Underwriters.............................      37
Underwriting Agreement...................      37
U.S. Holder..............................      32
Yield Enhancement Payment................      30

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

                               TABLE OF CONTENTS

                                                      Page

          Summary Information -- Q&A                    2
          Risk Factors                                  8
          Salomon Smith Barney                         12
          Use of Proceeds and Hedging Activities       13
          Capitalization                               14
          Issuer of the Common Stock                   14
          Historical Data on the Common Stock          15
          TARGETS Trust [II]                           16
          Description of the TARGETS                   17
          Description of the Forward Contract          29
          Description of the Guarantee                 30
          Description of the Treasury Securities       32
          Certain Federal Income Tax Considerations    32
          ERISA Considerations                         36
          Underwriting                                 37
          Legal Matters                                38
          Experts                                      38
          Index of Terms                              A-1




                                                              TARGETS TRUST [II]

                                                                 TARGETED GROWTH
                                                       ENHANCED TERMS SECURITIES
                                                                    (TARGETS(R))


                                                                 WITH RESPECT TO
                                                             THE COMMON STOCK OF

                                                                          DUE ON

                                                               GUARANTEED TO THE
                                                             EXTENT EXPLAINED IN
                                                              THIS PROSPECTUS BY
                                                            SALOMON SMITH BARNEY
                                                                   HOLDINGS INC.


                                                                      PROSPECTUS
                                                                           ,1999


                                                            SALOMON SMITH BARNEY

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Commission Registration Fee.................................  $ 69,500
Accounting Fees.............................................    32,500
Trustees' Fees and Expenses.................................    48,000
Blue Sky Fees and Expenses..................................     5,000
Printing and Engraving Fees.................................   100,000
NASD Fee....................................................    30,500
Legal Fees and Expenses.....................................   300,000
Miscellaneous...............................................     4,500
                                                              --------
          Total.............................................  $590,000

---------------
* To be completed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized and ratified, continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b) (7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Eight of Salomon Smith Barney's By-Laws provides for indemnification of directors and officers of Salomon Smith Barney against certain liabilities incurred as a result of their duties as such and Article Fifth of Salomon Smith Barney's Amended and Restated Certificate of Incorporation provides that no directors of Salomon Smith Barney shall be liable for monetary damages for breach of fiduciary duty as a director.

     The Declaration of Trust of each Trust provides that no Institutional Trustee or any of its affiliates, Delaware Trustee or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of the Trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust, any Affiliate of the Trust or any holder of securities issued by the Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the Trust and, in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of the Trust also provides that, to the full extent permitted by law, Salomon Smith Barney shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of Trust also provides that to the full extent permitted by law, Salomon Smith Barney shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or pr oceeding referred to in the immediately preceding two sentences shall be paid by Salomon Smith Barney in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Salomon Smith Barney as authorized in the Declaration. The directors and officers of Salomon Smith Barney and the Regular Trustee are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Salomon Smith Barney or the Trust. Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1(a) to this Registration Statement will agree to indemnify Salomon Smith Barney's directors and their officers and the Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Salomon Smith Barney or the Trust by or on behalf of such indemnifying party.

     For the undertaking with respect to indemnification, see Item 17 herein.

     See the Form of proposed Underwriting Agreement, filed or to be filed as
Exhibit 1, for certain indemnification provisions.

ITEM 16.  EXHIBITS.

EXHIBIT NO.
-----------
   1          --   Form of Underwriting Agreement for the offering of the
                   TARGETS being registered under this Registration Statement.
   3.01       --   Amended and Restated Certificate of Incorporation of Salomon
                   Smith Barney Holdings Inc. ("Salomon Smith Barney"),
                   effective December 1, 1997, incorporated by reference to
                   Exhibit 4(a) to Amendment No. 2 to Salomon Smith Barney's
                   Registration Statement on Form S-3 (No. 333-38931).
   3.02       --   By-Laws of Salomon Smith Barney, incorporated by reference to Exhibit 4(b) to Amendment No. 2 to Salomon Smith Barney's
                   Registration Statement on Form S-3 (No. 333-38931).
   4(a)       --   Certificate of Trust of TARGETS Trust II.
   4(b)       --   Certificate of Trust of TARGETS Trust III.
   4(c)       --   Certificate of Trust of TARGETS Trust IV.
   4(d)       --   Certificate of Trust of TARGETS Trust V.
   4(e)       --   Certificate of Trust of TARGETS Trust VI.
   4(f)       --   Form of Amended and Restated Declaration of Trust for
                   TARGETS Trust II.
   4(g)       --   Form of Amended and Restated Declaration of Trust for
                   TARGETS Trust III.
   4(h)       --   Form of Amended and Restated Declaration of Trust for
                   TARGETS Trust IV.
   4(i)       --   Form of Amended and Restated Declaration of Trust for
                   TARGETS Trust V.
   4(j)       --   Form of Amended and Restated Declaration of Trust for
                   TARGETS Trust VI.
   4(k)       --   Form of TARGETS Guarantee Agreement for TARGETS Trust II.
   4(l)       --   Form of TARGETS Guarantee Agreement for TARGETS Trust III.
   4(m)       --   Form of TARGETS Guarantee Agreement for TARGETS Trust IV.
   4(n)       --   Form of TARGETS Guarantee Agreement for TARGETS Trust V.
   4(o)       --   Form of TARGETS Guarantee Agreement for TARGETS Trust VI.
   4(p)       --   Form of Indenture for TARGETS Trust II.
   4(q)       --   Form of Indenture for TARGETS Trust III.
   4(r)       --   Form of Indenture for TARGETS Trust IV.
   4(s)       --   Form of Indenture for TARGETS Trust V.
   4(t)       --   Form of Indenture for TARGETS Trust VI.
   4(u)       --   Form of TARGETS (included in Exhibits 4(f)-(j)).
   4(v)       --   Form of Common Securities (included in Exhibits 4(f)-(j)).
   4(w)       --   Form of Forward Contract (included in Exhibits 4(p)-(t)).
   5          --   Opinion of counsel as to certain corporate law matters.
   8          --   Opinion of counsel as to certain federal income tax matters.

EXHIBIT NO.
-----------
  12          --   Computation of Ratio of Earnings to Combined Fixed Charges
                   and Preferred Stock Dividends of Salomon Smith Barney
                   (incorporated by reference to Exhibit 12.01 to Salomon Smith
                   Barney's Annual Report on Form 10-K for the year ended
                   December 31, 1997 and Exhibit 12.01 to Salomon Smith
                   Barney's Quarterly Report on Form 10-Q for the quarter ended
                   September 30, 1998).
  23(a)       --   Consent of PricewaterhouseCoopers LLP, independent certified public accountants.
  23(b)       --   Consent of Arthur Andersen LLP, independent certified public accountants.
  23(c)       --   Consent of counsel (to be contained in Exhibits No. 5 and
                   8).
  25(a)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Declaration of Trust of TARGETS Trust II.
  25(b)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Declaration of Trust of TARGETS Trust III.
  25(c)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Declaration of Trust of TARGETS Trust IV.
  25(d)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Declaration of Trust of TARGETS Trust V.
  25(e)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Declaration of Trust of TARGETS Trust VI.
  25(f)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust II.
  25(g)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust III.
  25(h)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust IV.
  25(i)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust V.
  25(j)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust VI.
  25(k)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Indenture with respect to TARGETS Trust II.
  25(l)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Indenture with respect to TARGETS Trust III.
  25(m)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Indenture with respect to TARGETS Trust IV.
  25(n)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Indenture with respect to TARGETS Trust V.
  25(o)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Indenture with respect to TARGETS Trust VI.

---------------
* A Form T-1 Statement of Eligibility and Qualification of Trustees other than those as to which Form T-1s are filed herewith may be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     (a) Each of Salomon Smith Barney, TARGETS Trust II, TARGETS Trust III, TARGETS Trust IV, TARGETS Trust V and TARGETS Trust VI hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of Salomon Smith Barney, TARGETS Trust II, TARGETS Trust III, TARGETS Trust IV, TARGETS Trust V and TARGETS Trust VI hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Salomon Smith Barney's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against a registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Each of Salomon Smith Barney, TARGETS Trust II, TARGETS Trust III, TARGETS Trust IV, TARGETS Trust V and TARGETS Trust VI hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933 the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of February, 1999.

                                          TARGETS TRUST II

                                          By:      /s/ MICHAEL J. DAY

                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF

                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of February, 1999.

                                          TARGETS TRUST III

                                          By:      /s/ MICHAEL J. DAY

                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF

                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of February, 1999.

                                          TARGETS TRUST IV

                                          By:      /s/ MICHAEL J. DAY

                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF

                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of February, 1999.

                                          TARGETS TRUST V

                                          By:      /s/ MICHAEL J. DAY

                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF

                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of February, 1999.

                                          TARGETS TRUST VI

                                          By:      /s/ MICHAEL J. DAY

                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title:  Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF

                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Salomon Smith Barney Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of February, 1999.

                                          SALOMON SMITH BARNEY HOLDINGS INC.

                                          By:     /s/ CHARLES W. SCHARF

                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title:  Senior Executive Vice
                                                    President and
                                                Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities with Salomon Smith Barney Holdings Inc. on the 3rd day of February, 1999.

                 SIGNATURES                                        TITLE
                 ----------                                        -----

          /s/ MICHAEL A. CARPENTER              Chairman of the Board, Chief Executive
--------------------------------------------    Officer (Principal Executive Officer) and
           (Michael A. Carpenter)               Director

           /s/ DERYCK C. MAUGHAN                Director
--------------------------------------------
            (Deryck C. Maughan)

           /s/ CHARLES W. SCHARF                Senior Executive Vice President and Chief
--------------------------------------------    Financial Officer (Principal Financial
            (Charles W. Scharf)                 Officer)

             /s/ MICHAEL J. DAY                 Executive Vice President and Controller
--------------------------------------------    (Principal Accounting Officer)
              (Michael J. Day)

                                 EXHIBIT INDEX

EXHIBIT NO.                                DESCRIPTION                             PAGE
-----------                                -----------                             ----
   1          --   Form of Underwriting Agreement for the offering of the
                   TARGETS being registered under this Registration Statement.
   3.01       --   Amended and Restated Certificate of Incorporation of Salomon
                   Smith Barney Holdings Inc. ("Salomon Smith Barney"),
                   effective December 1, 1997, incorporated by reference to
                   Exhibit 4(a) to Amendment No. 2 to Salomon Smith Barney's
                   Registration Statement on Form S-3 (No. 333-38931).
   3.02       --   By-Laws of Salomon Smith Barney, incorporated by reference to Exhibit 4(b) to Amendment No. 2 to Salomon Smith Barney's
                   Registration Statement on Form S-3 (No. 333-38931).
   4(a)       --   Certificate of Trust of TARGETS Trust II.
   4(b)       --   Certificate of Trust of TARGETS Trust III.
   4(c)       --   Certificate of Trust of TARGETS Trust IV.
   4(d)       --   Certificate of Trust of TARGETS Trust V.
   4(e)       --   Certificate of Trust of TARGETS Trust VI.
   4(f)       --   Form of Amended and Restated Declaration of Trust for
                   TARGETS Trust II.
   4(g)       --   Form of Amended and Restated Declaration of Trust for
                   TARGETS Trust III.
   4(h)       --   Form of Amended and Restated Declaration of Trust for
                   TARGETS Trust IV.
   4(i)       --   Form of Amended and Restated Declaration of Trust for
                   TARGETS Trust V.
   4(j)       --   Form of Amended and Restated Declaration of Trust for
                   TARGETS Trust VI.
   4(k)       --   Form of TARGETS Guarantee Agreement for TARGETS Trust II.
   4(l)       --   Form of TARGETS Guarantee Agreement for TARGETS Trust III.
   4(m)       --   Form of TARGETS Guarantee Agreement for TARGETS Trust IV.
   4(n)       --   Form of TARGETS Guarantee Agreement for TARGETS Trust V.
   4(o)       --   Form of TARGETS Guarantee Agreement for TARGETS Trust VI.
   4(p)       --   Form of Indenture for TARGETS Trust II.
   4(q)       --   Form of Indenture for TARGETS Trust III.
   4(r)       --   Form of Indenture for TARGETS Trust IV.
   4(s)       --   Form of Indenture for TARGETS Trust V.
   4(t)       --   Form of Indenture for TARGETS Trust VI.
   4(u)       --   Form of TARGETS (included in Exhibits 4(f)-(j)).
   4(v)       --   Form of Common Securities (included in Exhibits 4(f)-(j)).
   4(w)       --   Form of Forward Contract (included in Exhibits 4(p)-(t)).
   5          --   Opinion of counsel as to certain corporate law matters.
   8          --   Opinion of counsel as to certain federal income tax matters.
  12          --   Computation of Ratio of Earnings to Combined Fixed Charges
                   and Preferred Stock Dividends of Salomon Smith Barney
                   (incorporated by reference to Exhibit 12.01 to Salomon Smith
                   Barney's Annual Report on Form 10-K for the year ended
                   December 31, 1997 and Exhibit 12.01 to Salomon Smith
                   Barney's Quarterly Report on Form 10-Q for the quarter ended
                   September 30, 1998).
  23(a)       --   Consent of PricewaterhouseCoopers LLP, independent certified public accountants.
  23(b)       --   Consent of Arthur Andersen LLP, independent certified public accountants.
  23(c)       --   Consent of counsel (to be contained in Exhibits No. 5 and
                   8).
  25(a)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Declaration of Trust of TARGETS Trust II.

EXHIBIT NO.                                DESCRIPTION                             PAGE
-----------                                -----------                             ----
  25(b)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Declaration of Trust of TARGETS Trust III.
  25(c)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Declaration of Trust of TARGETS Trust IV.
  25(d)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Declaration of Trust of TARGETS Trust V.
  25(e)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Declaration of Trust of TARGETS Trust VI.
  25(f)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust II.
  25(g)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust III.
  25(h)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust IV.
  25(i)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust V.
  25(j)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust VI.
  25(k)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Indenture with respect to TARGETS Trust II.
  25(l)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Indenture with respect to TARGETS Trust III.
  25(m)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Indenture with respect to TARGETS Trust IV.
  25(n)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Indenture with respect to TARGETS Trust V.
  25(o)       --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of The Chase Manhattan Bank, under the Indenture with respect to TARGETS Trust VI.

---------------
* A Form T-1 Statement of Eligibility and Qualification of Trustees other than those as to which Form T-1s are filed herewith may be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.